UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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GENESIS HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2017

Dear Stockholder:

You are invited to attend the 2017 Annual Meeting of Stockholders of Genesis Healthcare, Inc., to be held on June 7, 2017, at 9:00 a.m. local time, at our office located at 101 East State Street, Kennett Square, Pennsylvania 19348.

At this year’s annual meeting you will be asked to:

1.              Elect three Class III directors to serve for three-year terms expiring at our 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.              Vote on an advisory basis to approve the compensation of our named executive officers, as described in the attached proxy statement;

3.              Vote on an advisory basis on whether future advisory votes on the compensation of our named executive officers should occur every year, every two years or every three years;

4.              Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

5.              Approve the Amended and Restated Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan, which would increase the number of shares of Class A common stock reserved for issuance thereunder by 3.2 million shares; and

6.              Transact such other business as may properly come before the annual meeting, including any continuation, postponement or adjournment thereof.

The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully. The board of directors recommends a vote “FOR” the election of each of the three nominees for director in Proposal 1, “FOR” the approval of each of Proposals 2, 4 and 5 and “FOR” “every year” in Proposal 3. In addition to the business to be transacted as described above, management will speak about the company and respond to questions from stockholders.

We are pleased to take advantage of U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our 2016 Annual Report to Stockholders. The Internet Availability Notice contains instructions on how to access those documents over the Internet. The Internet Availability Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2016 Annual Report to Stockholders and a form of proxy card or voting instruction card, as applicable. All stockholders who do not receive an Internet Availability Notice will receive a paper copy of the proxy materials by mail. This process provides a variety of benefits, including enabling us to reduce the costs and environmental impact of our annual meeting.

It is important that your shares be represented and voted at the annual meeting whether or not you plan to attend in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice and the instructions listed on the Internet site.  If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.  If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet.  Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

Sincerely,

Michael S. Sherman
Senior Vice President, General Counsel,
Secretary and Assistant Treasurer

Genesis Healthcare, Inc.

101 East State Street

Kennett Square, Pennsylvania 19348

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2017

To the Stockholders of Genesis Healthcare, Inc.:

We will hold our 2017 Annual Meeting of Stockholders at our office located at 101 East State Street, Kennett Square, Pennsylvania 19348, on June 7, 2017, at 9:00 a.m. local time, to:

1.              Elect three Class III directors to serve for three-year terms expiring at our 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.              Vote on an advisory basis to approve the compensation of our named executive officers, as described in the attached proxy statement;

3.              Vote on an advisory basis on whether future advisory votes on the compensation of our named executive officers should occur every year, every two years or every three years;

4.              Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

5.              Approve the Amended and Restated Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan, which would increase the number of shares of Class A common stock reserved for issuance thereunder by 3.2 million shares; and

6.              Transact such other business as may properly come before the annual meeting, including any continuation, postponement or adjournment thereof.

These items of business are described in the attached proxy statement. Only our stockholders of record at the close of business on April 10, 2017, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any continuation, postponement or adjournment of the annual meeting. A list of stockholders eligible to vote at our annual meeting will be available for inspection at the annual meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the annual meeting.

Your vote is important.  In accordance with rules and regulations adopted by the SEC, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet.  It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person.  If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site.  If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.  If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by that firm to determine whether and how you will be able to submit your proxy.  Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

By Order of the Board of Directors,

Michael S. Sherman
Senior Vice President, General Counsel,
Secretary and Assistant Treasurer

i

*****

ii

Genesis Healthcare, Inc.

101 East State Street

Kennett Square, Pennsylvania 19348

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the board of directors of Genesis Healthcare, Inc., a Delaware corporation, for use at our 2017 Annual Meeting of Stockholders to be held on Wednesday, June 7, 2017, at 9:00 a.m. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting. In this proxy statement, the “company,” “we,” “us” and “our” mean Genesis Healthcare, Inc., unless otherwise indicated.  On February 2, 2015, Skilled Healthcare Group, Inc. (“Skilled Healthcare”) completed its combination (the “Combination”) with FC-GEN Operations Investment, LLC (“FC-GEN”), and changed its name to Genesis Healthcare, Inc.  The Combination was effected pursuant to the terms of a Purchase and Contribution Agreement, dated as of August 18, 2014 and amended as of January 5, 2015 (as so amended, the “Purchase Agreement”), by and between Skilled Healthcare and FC-GEN.

All stockholders of record as of April 10, 2017, are entitled to notice of and to vote at our 2017 Annual Meeting of Stockholders. The annual meeting will be held at our office located at 101 East State Street, Kennett Square, Pennsylvania 19348.  We intend to begin mailing the Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”), to certain of our stockholders, and, alternatively, a paper copy of this proxy statement and accompanying proxy card to all other stockholders, on or about April 28, 2017.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be Held on June 7, 2017

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders the Internet Availability Notice regarding Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by going to www.proxyvote.com and following the instructions. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our 2016 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our 2016 Annual Report to Stockholders should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following such intermediary’s instructions for voting.

In addition, please also note that the notice of the 2017 Annual Meeting of Stockholders, this proxy statement, a proxy card sample and our 2016 Annual Report to Stockholders are available on the investor relations section of our website at www.genesishcc.com.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

Stockholders Entitled to Vote

Stockholders of record as of the close of business on April 10, 2017, are entitled to notice of, and to vote at, the annual meeting. On all matters to be voted upon at the annual meeting, each holder of our Class A common stock, Class B common stock and Class C common stock is entitled to one vote for each share of Class A common stock, Class B common stock and Class C common stock, respectively, held of record by such holder. You may vote your shares at the annual meeting by attending and voting in person, by voting via the Internet or telephone as described herein, or by having your shares represented at the annual meeting by a valid proxy.

Voting

You may vote by ballot in person at the annual meeting. Alternatively, if your shares are registered directly in your name, you may submit a proxy and vote by using any of the following methods:

•                  By Telephone:  You may use any touch-tone telephone to vote at any time until 11:59 p.m. (Eastern Time) on the day before the meeting, by calling 1-800-690-6903 and following the voice-guided instructions.

•                  By Internet:  You may use the Internet to vote at any time until 11:59 p.m. (Eastern Time) on the day before the meeting, by going to www.proxyvote.com. To vote on the Internet, go to www.proxyvote.com and follow the instructions for Internet voting shown on your proxy card or Internet Availability Notice.

•                  By Mail:  If you received a printed proxy card, you may vote by completing, signing and dating the proxy card and returning it in its accompanying postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker, bank or other nominee.

Your vote is very important. Accordingly, whether or not you plan to attend the annual meeting in person, you should vote by using one of the methods described above.

All properly signed proxies that are received before the polls are closed at the annual meeting and that are not revoked will be voted at the annual meeting according to the instructions indicated on the proxies or, if no instructions are indicated with respect to a particular proposal, they will be voted as follows: (i) “FOR” the election of each of the three nominees for director as described in Proposal 1; (ii) “FOR” the advisory approval of the compensation of our named executive officers as described in Proposal 2; (iii) “FOR” “every year” as the frequency for holding future advisory votes on the compensation of our named executive officers as described in Proposal 3, (iv) “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm as described in Proposal 4 and (v) “FOR” the approval of the Amended and Restated 2015 Genesis Healthcare, Inc. Omnibus Equity Incentive Plan.

The enclosed proxy gives Thomas DiVittorio, our Chief Financial Officer, and Michael S. Sherman, our Senior Vice President, General Counsel and Secretary, or either of them, discretionary authority to vote your shares with respect to all additional matters that might come before the annual meeting, including any motion made for continuance, adjournment or postponement of the annual meeting (including for purposes of soliciting additional votes).

Revoking Your Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•                  delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•                  properly delivering a subsequent proxy in one of the manners authorized and described in this proxy statement (such as by mail, via the Internet or by telephone), relating to the same shares and bearing a later date than the original proxy; or

•                  attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies (other than delivering a subsequent proxy) should be addressed to:

Genesis Healthcare, Inc.

Attn: Michael S. Sherman, Secretary

101 East State Street

Kennett Square, PA 19348

If your shares are held in “street name” by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Attendance at the Annual Meeting

All stockholders who choose to attend the annual meeting in person will need to present a valid government-issued photo identification (e.g., a driver’s license, state identification card or passport) at the door to be admitted to the annual meeting. Additionally, if you hold your shares in a stock brokerage account or in the name of a bank or other holder of record and you plan to attend the annual meeting, you will also need to obtain and present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock as of the close of business on April 10, 2017, the record date for the annual meeting.

Quorum and Votes Required

At the close of business on April 10, 2017, there were 77,236,610 shares of our Class A common stock, 15,495,019 shares of our Class B common stock and 61,800,511 shares of our Class C common stock outstanding and entitled to vote.  Stockholders of record are entitled to one (1) vote, on each proposal, for each share of Class A common stock, Class B common stock and Class C common held by the stockholder. Thus, a total of 154,532,071 votes may be cast on each proposal at the annual meeting. All votes will be tabulated by the inspector of elections appointed for the annual meeting. Michael T. Berg, our Deputy General Counsel and Assistant Secretary, has been appointed to serve as inspectors of election at the annual meeting.

The inspector of elections will determine whether a quorum is present at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the annual meeting will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum but will not be counted as votes cast. Brokers, banks or other nominees who hold shares of common stock in “street name” for beneficial owners of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the New York Stock Exchange (the “NYSE”), determines to be “non-routine,” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker, bank or nominee holds your common stock in “street name,” your broker, bank or nominee is entitled to vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank or nominee with this proxy statement. Proposals 1, 2, 3 and 5 are considered “non-routine” matters on which brokers, banks and other nominees may vote only with specific instructions from beneficial owners.

For Proposal 1, directors will be elected by a plurality of the votes cast at the annual meeting. Thus, the three nominees receiving the greatest number of votes will be elected, assuming there is a quorum present at the annual meeting. A properly executed proxy marked “WITHHOLD ALL” or “FOR ALL EXCEPT,” as the case may be, with respect to the election of the director will not be counted in the number of votes cast on a matter, although it will be counted for purposes of determining whether there is a quorum. Your broker is not entitled to vote on the election of directors without your instruction. As a result, broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

Proposal 2, approval on an advisory basis of the resolution approving the compensation of our named executive officers, as described in this proxy statement, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Therefore, abstentions will have the same effect as votes against the proposal. Brokers do not have discretionary authority to vote on this proposal. Thus, broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Proposal 3, approval on an advisory basis of whether future advisory votes on the compensation of our named executive officers should occur every year, every two years or every three years, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Therefore, abstentions will have the same effect as votes against the proposal. Brokers do not have discretionary authority to vote on this proposal. Thus, broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Proposal 4, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Therefore, abstentions will have the same effect as votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm and thus, broker non-votes are generally not expected in connection with the vote on Proposal 4.

Proposal 5, the approval of the Amended and Restated Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Therefore, abstentions will have the same effect as votes against the proposal. Brokers do not have discretionary authority to vote on this proposal. Thus, broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

No matter currently is expected to be considered at the annual meeting other than the proposals set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the annual meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

Solicitation of Proxies

Our board of directors is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the expense of preparing and mailing the Internet Availability Notice and the proxy materials for the annual meeting. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock that are beneficially owned by our stockholders send notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

Assistance

If you need assistance in submitting your proxy or have questions regarding the annual meeting, please contact the Genesis Healthcare, Inc. Investor Relations department at (610) 925-2000 or write to: Genesis Healthcare, Inc., Attn: Investor Relations, 101 East State Street, Kennett Square, Pennsylvania 19348.

Forward-Looking Statements

This proxy statement may contain “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. We undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

PROPOSAL 1:  ELECTION OF DIRECTORS

Board Structure

Our Amended and Restated Bylaws provide that our board of directors will consist of not less than three (3) nor more than nineteen (19) members, with the exact number of directors being set by our board of directors. Our board of directors has set the current number of directors at eleven (11) members. The directors are divided into three (3) classes, with each class serving for a term of three (3) years. At each annual meeting, the term of one class expires. Class I, which consists of three (3) members, Robert H. Fish, George V. Hager, Jr., and Arnold Whitman, has a term expiring at the close of our 2018 Annual meeting of stockholders. Class II, which currently has three (3) members, Robert Hartman, James V. McKeon and David Reis, and one (1) vacancy, has a term expiring at the close of our 2019 annual meeting of stockholders.  Class III, which currently has three (3) members, James H. Bloem, John F. DePodesta and Glenn S. Schafer, and one (1) vacancy, has a term expiring at the close of our 2017 Annual Meeting of Stockholders.  We currently have two vacancies on our board of directors.

Board Nominees

Based upon the recommendation of our Nominating, Corporate Governance, Quality and Compliance Committee, our board of directors has nominated James H. Bloem, John F. DePodesta and Terry Allison Rappuhn for election to serve as Class III directors. Proxies cannot be voted for a greater number of persons or different persons than the nominees named. If elected, each director nominee would serve a three-year term expiring at our 2020 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE DIRECTOR NOMINEES.

Composition of the Board of Directors

Set forth below is information as of April 24, 2017 regarding each director nominee and each person whose term of office as a director will continue after the annual meeting.  There are no family relationships among any of our directors or executive officers.

Name	Age	Position	Director Since	Class	Term Expires
Robert H. Fish(2)(3)	66	Chairman of the Board of Directors	2013	I	2018
George V. Hager, Jr.	61	Chief Executive Officer, Director	2015	I	2018
Arnold Whitman(2)	65	Director	2015	I	2018
Robert Hartman(3)	60	Director	2015	II	2019
James V. McKeon(3)	52	Director	2015	II	2019
David Reis(2)	56	Director	2015	II	2019
James H. Bloem(1)	66	Director	2015	III	2017
John F. DePodesta(1)(2)	72	Director	2015	III	2017
Terry Allison Rappuhn	60	Nominee	N/A	N/A	N/A

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating, Corporate Governance, Quality and Compliance Committee.

The Purchase Agreement entered into between Skilled Healthcare and FC-GEN pursuant to which the Combination was effected provided that each of the parties would take all actions necessary to provide that, at the closing of the Combination (which occurred on February 2, 2015), two (2) individuals designated by Skilled Healthcare, four (4) individuals designated by FC-GEN and five (5) individuals designated jointly by Skilled Healthcare and FC-GEN would be appointed to our board of directors. The nine individuals who are currently serving as the members of our board of directors were appointed pursuant to that agreement.

Director Biographical Information

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders (Class III)

James H. Bloem. Mr. Bloem retired in 2013 after 13 years as Senior Vice President, Chief Financial Officer and Treasurer of Humana Inc. (“Humana”), one of the nation’s largest health benefit companies. He joined Humana in 2001 and had responsibility for all of the Humana’s accounting, actuarial, analytical, financial, tax, risk management, treasury and investor relations activities. Mr. Bloem also serves as a director of Allergan plc. He previously served as a director of Genesis Health Ventures, Inc. from 2001 to 2003. The board of directors has determined that Mr. Bloem’s financial background and experience qualify him as an “audit committee financial expert” under SEC rules.

The board of directors has concluded that Mr. Bloem should serve as a director, based upon his extensive experience in the healthcare industry, including as an executive officer of Humana, as well as his leadership skills and financial knowledge, which enable him to serve as a financial expert on and chairperson of our Audit Committee.

John F. DePodesta.  Mr. DePodesta co-founded Primus Telecommunications Group, Inc. (“Primus”) in 1994, and served as the company’s Director, Executive Vice President, Chief Legal Officer, Chief Corporate Development Officer and Secretary from 1994 to 2010. Primus was listed as a Fortune 1000 company during its fifth year of operation. From 1994 to 2002, Mr. DePodesta served as the Chairman of the Board of Iron Road Railways, Inc., which he also co-founded. He served as Senior Vice President, Law and Public Policy, of Genesis Ventures from 1996 to 1998. Additionally, from 1994 to 1999, he served as “of counsel” to the law firm of Pepper Hamilton LLP, where he was previously a partner since 1979. Before joining Pepper Hamilton LLP, Mr. DePodesta served as General Counsel of Consolidated Rail Corporation and General Counsel—Reorganization for the Penn Central Trustees from 1970 to 1979. Since 1994, he has served as a director of Educational Credit Management Corporation Group, where he is currently Chairman of the Board, Chairman of the Governance and Compensation Committee and Chairman of the Board of Educational Credit Management Corporation Group’s for-profit and non-profit subsidiaries. Mr. DePodesta also served as a director of Genesis LLC from 2003 until 2007, where he was a member of the Audit Committee and the Special Committee. From 2011 until 2015, Mr. DePodesta served as a director of Sutron Corporation and was Chairman of the Governance and Compensation Committee and a member of the Audit Committee. Since 2010, Mr. DePodesta has served as Managing Director of Dolomite Group, LLC, which provides advisory services to senior executives and public and private governing bodies.

Mr. DePodesta has extensive experience in law and regulation, corporate governance, corporate management, mergers and acquisitions, equity and debt financing, restructuring and working with healthcare and high growth technology companies.  Based on this experience, the board of directors has concluded that he should serve as a director.

Terry Allison Rappuhn.  Ms. Rappuhn has served as a director and member of the audit committee of Akorn, Inc., a publicly-held specialty pharmaceutical company, since 2015, and has served as a member of the nominating and governance committee since 2016. Ms. Rappuhn has also served as a director and member of the audit committee of Span-America Medical Systems, Inc., a publicly-held manufacturer of beds and pressure management products for the medical market, since 2016.  From 2006 to 2010, she served as a director and chaired the audit committee of AGA Medical Holdings, Inc. (previously a publicly-held company that was acquired by St. Jude Medical), a medical device company.  From 2003 to 2007, she served as a director of Genesis HealthCare Corporation, where she chaired the audit committee. From 1999 to April 2001, Ms. Rappuhn served as Senior Vice President and Chief Financial Officer of Quorum Health Group, Inc., an owner and operator of acute care hospitals. From 1996 to 1999 and from 1993 to 1996, Ms. Rappuhn served as Quorum’s Vice President, Controller and Assistant Treasurer and as Vice President, Internal Audit, respectively. Ms. Rappuhn has 15 years of experience with Ernst & Young, LLP and is a Certified Public Accountant.

The board of directors has concluded that Ms. Rappuhn should serve as a director based on her extensive experience in the healthcare industry, her financial background and experience which qualifies her as an “audit committee financial expert” under SEC rules and her knowledge and experience with corporate governance matters.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders (Class I)

Robert H. Fish.  Mr. Fish has served as a member of our board of directors since November 2013, when he joined Skilled Healthcare as Chief Executive Officer.  He served as Skilled Healthcare’s Chief Executive Officer until the Combination was completed in February 2015.  During his career, Mr. Fish has served as Chairman, President or CEO of a number of healthcare companies. From 2012 until he joined Skilled Healthcare in 2013, Mr. Fish served as Managing Partner of Sonoma-Seacrest, LLC, a California health care firm specializing in strategic planning, performance improvement and merger and acquisition issues. From 2008 to 2012 he served as Chairman of REACH Medical Holdings, a regional air medical transport company, from 2005 to 2006 he served as Executive Chairman of Coram, Inc., a large home infusion provider, from 2003 to 2007 he served as Lead Director of Genesis LLC and from 2002 to 2003 he served as Chairman and Chief Executive Officer of Genesis Ventures, a long-term care and institutional pharmacy company and predecessor in interest to Genesis Healthcare Corporation. Since April 19, 2017, Mr. Fish has served as a director and member of the audit committee of American Renal Associates Holdings, Inc., a publicly-held provider of outpatient dialysis services.  Since 2013, Mr. Fish has served as a member of the board of directors of the non-profit St. Helena Hospital Foundation in Northern California. Mr. Fish has also served as President and Chief Executive Officer of St. Joseph Health System—Sonoma County and Valleycare Health System, both of which are regional hospital systems in Northern California.

Mr. Fish has extensive experience as a healthcare company executive, including in the long-term care industry.  For these reasons, and his former role as our Chief Executive Officer, our board of directors concluded that Mr. Fish should serve as a director.

George V. Hager, Jr.  Mr. Hager has served as Chief Executive Officer of Genesis Healthcare, Inc. since the Combination was completed in February 2015.  From 2003 until February 2015, Mr. Hager served as Chief Executive Officer of Genesis LLC. Prior to becoming Chief Executive Officer, he was Executive Vice President and Chief Financial Officer of Genesis LLC, and was responsible for corporate finance, information services, reimbursement and risk management. He joined Genesis LLC in 1992 as Vice President and Chief Financial Officer and was named Senior Vice President and Chief Financial Officer in 1994. Mr. Hager has over 25 years of experience in the healthcare industry. He spent the first 13 years of his professional career at KPMG, LLP, where he was the partner in charge of the healthcare practice group for the Philadelphia region from 1989 to 1992.  Mr. Hager is a certified public accountant and is a member of the boards of Dickinson College, the Delaware Valley Chapter of the Alzheimer’s Association and the Schwartz Center for Compassionate Care. Previously, he was a member of the board and the Audit Committee chair of both REACH Medical Holdings, Inc., a medical transportation company, and Adolor Corporation, a biopharmaceutical company. In addition, Mr. Hager has served as a member of the board of trustees and the Finance Committee, and as chair of the Audit Committee, of The University of the Sciences of Philadelphia.

Our board of directors has concluded that Mr. Hager should serve as a director based upon his extensive experience as a healthcare company executive, including his longstanding service as Chief Executive Officer of Genesis LLC.

Arnold Whitman.  Mr. Whitman is Co-Founder and Chairman of Formation Capital (“Formation Capital”). He has over 25 years’ experience in the seniors housing and healthcare industry. In 1999, Mr. Whitman created Formation Capital as an advisory and equity investment firm for seniors housing and healthcare. Since founding the company, Mr. Whitman has overseen the investment of over $5 billion in seniors housing assets managed by Formation Capital. Prior to co-founding Formation Capital, Mr. Whitman founded Health Care Capital Finance (“HCCF”), a private debt provider, where he developed a successful securitization program for seniors housing assets. Following the merger of HCCF into PRN Mortgage Capital, Mr. Whitman continued to oversee over $2 billion of debt investments into seniors housing and care. Mr. Whitman began his career in healthcare in 1985 as a Director of Acquisitions for MediPlex and then as a Vice President of Meditrust in 1986. Mr. Whitman is a current board member and Chairman Emeritus of the National Investment Center for Seniors Housing and Care Industries and also serves on the executive board of the American Seniors Housing Association. He is also a partner in Aging 2.0, a principal in Prime Care Properties, LLC and a board member of Care Institute Group, Inc. He served on the board of FC-GEN until the consummation of the Combination in February 2015.

Mr. Whitman’s extensive experience in the healthcare industry, and particularly with companies who serve seniors, as well as his significant beneficial ownership in the company’s stock, as described below in “Security Ownership of Directors and Executive Officers and Certain Beneficial Owners,” led the board of directors to conclude that Mr. Whitman should serve as a member of the board of directors.

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders (Class II)

Robert Hartman. Mr. Hartman has been the Chairman of NuCare Services Corp., which provides business and financial consulting services to the long term care industry, since 1984.  Mr. Hartman has over 35 years of development and operational experience in providing senior services ranging from assisted living to post-acute care. He has been involved with the start-up and creation of over 30 businesses primarily related to the healthcare and real estate fields. He sits on the board of Formation Development Group. Additionally, Mr. Hartman is Principal and Founder of Midway Capital Partners, a private equity fund that invests in real estate, hospitality and healthcare development opportunities. He served on the board of FC-GEN until the consummation of the Combination in February 2015. Mr. Hartman has served as co-President of the Illinois Council on Long Term Care, a statewide trade association. He served for six years as a Trustee of Northeastern Illinois University and for 18 years as the Chairman of the Board of Trustees of Keshet, an educational, camping and social service organization for individuals with special needs.  He was recently elected as Trustee of the Simon Wiesenthal Center.

The board of directors has concluded that Mr. Hartman should serve as a member of the board of directors due to the great breadth and depth of operational and financial experience that he has in the senior services industry, as well as his significant beneficial ownership in the company’s stock, as described below in “Security Ownership of Directors and Executive Officers and Certain Beneficial Owners.”

James V. McKeon. Mr. McKeon is currently the President of Valentine Associates LLC (“Valentine Associates”), a position he has held since 2009. Valentine Associates is a Pennsylvania-based consulting firm specializing in finance, strategic planning, performance improvement and merger and acquisition issues. Valentine Associates has performed consulting services for both Skilled Healthcare and Genesis HealthCare, LLC (“Genesis LLC”), a principal subsidiary of FC-GEN, and a successor in interest to Genesis Healthcare Corporation. From 2009 until 2014, Mr. McKeon served as a consultant to and officer of Tech Pharmacy Services, Inc., which services five Genesis LLC facilities for pharmacy and related supplies. From 2008 to 2011, Mr. McKeon was the co-owner and Chief Financial Officer of Primo Sport, Inc., a start-up sports technology firm. From 2003 to 2008, Mr. McKeon served as Executive Vice President and Chief Financial Officer for Genesis LLC. From 1994 to 2003, he held various positions at Genesis Health Ventures, LLC (“Genesis Health Ventures”)—he was Senior Vice President and Corporate Controller from 2000 to 2003, Vice President and Corporate Controller from 1997 to 2000 and Director, Finance and Investor Relations from 1994 to 1995. Mr. McKeon started his career at KPMG Peat Marwick (“KPMG”), a professional services company, where he worked from 1986 until 1994. He held a variety of positions at KPMG during his tenure and was a senior manager upon departure. Mr. McKeon also serves as a director for Educational Credit Management Corporation (“ECMC”), a not-for-profit focused on ensuring adequate liquidity to finance secondary education, a position he has held since 2009. Mr. McKeon also serves as Chairman of the Audit Committee for ECMC, a position he has held since 2011. From 2006 to 2012, he was an officer and a director of Tug McGraw Foundation, a not-for-profit focused on quality of life issues for brain tumor patients and families.

The board of directors has concluded that, based upon Mr. McKeon’s extensive experience in the healthcare industry, as well as his familiarity with the company and its predecessor companies, he should serve as a member of the board of directors.

David Reis. Since 1988, Mr. Reis has been the Chief Executive Officer of Senior Care Development, LLC, a company that specializes in the development and turnaround of distressed continuing care retirement communities. Senior Care Development also has over 25 years of experience in developing and owning standalone skilled nursing facilities and assisted living communities.  Mr. Reis is also the Chief Executive Officer of Falcon Investors, LLC (“Falcon Investors”), a position he has held since 2004. Falcon Investors specializes in the development and turnaround of unique assets, and is the managing member and an owner of the company that developed the St. Regis Deer Valley ski-in/ski-out resort, as well as managing the successful turnaround of MetroSouth Hospital in Blue Island, Chicago. He served on the board of FC-GEN until the consummation of the Combination in February 2015.

The board of directors has concluded that, based upon Mr. Reis’ extensive experience in the healthcare industry, particularly with companies that serve seniors, as well as his significant beneficial ownership in the company’s stock, as described below in “Security Ownership of Directors and Executive Officers and Certain Beneficial Owners,” he should serve as a member of the board of directors.

CORPORATE GOVERNANCE

Our board of directors has adopted corporate governance guidelines that provide the framework for our overall governance practices. Our board of directors has also adopted a code of conduct, which contains general guidelines for conducting our business that applies to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer and our controller.  See “— Code of Conduct.” Our corporate governance guidelines and code of conduct can be found on the corporate governance page in the investor relations section of our website at www.genesishcc.com. Information contained on, or accessible through, any website referenced herein does not constitute a part of this proxy statement.

Board Leadership Structure

Our Chairman of the board of directors and Chief Executive Officer roles are separated.  Mr. Hager has served as Chief Executive Officer since the Combination in February 2015 and Mr. Fishman served as Chairman from February 2015 until his resignation from the board of directors on April 7, 2017.  The board appointed Mr. Fish as Chairman on April 7, 2017.   Our board of directors has determined that it is presently desirable for different individuals to hold the positions of Chief Executive Officer and Chairman of the board of directors, which enables Mr. Hager to focus more of his time and efforts on his operational leadership responsibilities and allows Mr. Fish to focus on his board leadership responsibilities.  Additionally, we believe that having an independent director serve as Lead Independent Director facilitates meaningful participation of independent directors in the leadership and functioning of our board of directors.  Mr. Schafer has served as Lead Independent Director since March 2015 but notified us on April 7, 2017 of his decision not to stand for re-election upon the expiration of his term at the 2017 Annual Meeting of Stockholders.

The corporate governance guidelines provide that the lead independent director is responsible for periodically scheduling and conducting separate meetings of the independent directors, coordinating the activities of the independent directors, providing input into agendas for meetings of the board of directors and performing various other duties as may be appropriate, including advising the Chairman of the board of directors. The lead independent director also participates in connection with the scheduling of meetings of the board of directors.

Three of our nine current directors are “independent” directors, as defined by NYSE standards. To promote open discussion among our non-management directors, our independent directors meet regularly in executive sessions without management participation. As Chairman of the board of directors, Mr. Fish presides over board meetings and has the ability to set the agenda of the meetings of the board of directors and executive sessions.

The board of directors recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of us and our stockholders. To this end, the board of directors from time to time has assessed, and will continue to assess, whether its leadership structure remains the most appropriate for our organization, and it may from time to time elect to make changes to the leadership structure.

Board Independence

We are a “controlled company,” as that term is set forth in Section 303A of the NYSE Listed Company Manual, due to the fact that the holders of a majority of the voting power of our outstanding common stock (the “Voting Group”) have entered into a Voting Agreement (as defined below) governing, among other things, the election of our directors. For as long as we continue to qualify as a “controlled company,” we are not required to comply with certain NYSE standards. Specifically, under the NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of our board of directors consist of independent directors, (2) the requirement that our nominating/corporate governance committee (i.e., our Nominating, Corporate Governance, Quality and Compliance Committee) be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) the requirement for an annual performance evaluation of the Nominating, Corporate Governance, Quality and Compliance Committee and the Compensation Committee.

Our board of directors performs an analysis, at least annually, as to whether each member of our board of directors is an “independent director,” as that term is defined in the applicable NYSE listing standards. In making its independence determination, our board of directors considers all relevant facts and circumstances of which it is aware, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. For example, the board of directors considers transactions and relationships between each director (including nominees for director), or any member of his or her immediate family, and us and our subsidiaries and affiliates in each of the most recent three completed fiscal years. Our board of directors also considers whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). Our board of directors considers that in the ordinary course of business, transactions may occur between us and our subsidiaries and companies at which some of our directors are or have been officers. Our board of directors also considers any relevant charitable contributions to not-for-profit organizations of which our directors or immediate family members are affiliated. In making its independence determinations, our board of directors considers all relationships between us and the director and the director’s family members of which it was aware.

As a result of its review, our board of directors has determined that, of our current directors and nominees, each of Messrs. Bloem, DePodesta and Schafer, and Ms. Rappuhn, is an independent member of our board of directors under the applicable listing standards of the NYSE. Please see the relationships discussed under “Certain Relationships and Related Transactions” for a description of certain relationships considered by our board of directors in making its independence determinations.

Board Meetings

Our board of directors held 15 meetings and took action in writing twice during fiscal year 2016. During fiscal year 2016, all directors who were then serving attended at least 75% of the combined total of (i) all board meetings and (ii) all meetings of committees of our board of directors of which the director was a member. The Chairman of the board of directors or his designee, taking into account suggestions from other members of the board of directors and executive officers, establishes the agenda for each meeting of the board of directors and the agenda is distributed in advance to each member of our board of directors. Each member of the board of directors may suggest the inclusion of items on the agenda and raise additional discussion items at the meetings. Our board of directors regularly meets in executive session without management present.  Each member of our board of directors attended the 2016 Annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors maintains a standing Audit Committee, Nominating, Corporate Governance, Quality and Compliance Committee and Compensation Committee. To view the charter of each of these committees, please visit the corporate governance page in the investor relations section of our website at www.genesishcc.com. Information contained on, or accessible through, any website referenced herein does not constitute a part of this proxy statement.

Because we are a “controlled company,” we elect to utilize some of the exemptions listed above under “—Board Independence,” as described below.  Since the Combination, all of the members of our Audit Committee have been independent directors, one of the members of our Compensation Committee has been independent and, until his resignation in November 2016, one of the members of our Nominating, Corporate Governance, Quality and Compliance Committee was independent, under applicable NYSE rules.

The membership of our standing committees as of April 10, 2017 is as follows:

Director	Independent Under NYSE Standards	Audit Committee	Nominating, Corporate Governance, Quality and Compliance Committee	Compensation Committee
James H. Bloem	Yes	C
John F. DePodesta	Yes	*		C
Robert H. Fish	No		C	*
Robert Hartman	No		*
James V. McKeon	No		*
David Reis	No			*
Glenn S. Schafer (1)	Yes	*
Arnold Whitman	No			*

*    Member

C   Chair

(1)         Mr. Schafer’s term on the board of directors expires at the 2017 Annual Meeting of Stockholders and he is not standing for re-election.

Audit Committee

We have a standing Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and for reviewing and discussing with our management and our independent registered public accounting firm our audited and unaudited consolidated financial statements included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and earnings press releases. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee has authority to retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the committee believes to be necessary or appropriate.

During fiscal 2016, the Audit Committee held 14 meetings. The current members of the Audit Committee are Messrs. Bloem (Chair), DePodesta and Schafer. Our board of directors has determined that all members of our Audit Committee are financially literate under the current listing standards of the NYSE and are independent under the NYSE standards and the requirements of SEC Rule 10A-3. Our board of directors has also determined that Mr. Bloem qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating Corporate Governance, Quality and Compliance Committee

We have a standing Nominating, Corporate Governance, Quality and Compliance Committee, or Corporate Governance Committee (the “Corporate Governance Committee”). During fiscal year 2016, the Corporate Governance Committee held four meetings. The current members of the Corporate Governance Committee are Messrs. Fish (Chair), Hartman and McKeon.

The purpose of the Corporate Governance Committee is to make recommendations concerning the size and composition of our board of directors and its committees, oversee and evaluate and recommend candidates for election as directors, evaluate and recommend compensation paid to non-employee directors, develop, implement and review our corporate governance policies, evaluate our board of directors and management, oversee succession planning by management and review and oversee our policies and procedures that support and enhance the quality of care provided by our affiliates and compliance with applicable laws, regulations and industry guidelines. The Corporate Governance Committee is responsible for annually considering the appropriate skills and characteristics required of members of the board of directors in the context of the current make-up of our board of directors and its committees and for making board composition and nomination recommendations to the board of directors.

Our entire board of directors is responsible for nominating members for election to our board of directors and for filling vacancies on our board of directors that may occur between annual meetings of stockholders. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire board of directors for prospective board membership. In evaluating the suitability of individuals, the Corporate Governance Committee considers many factors, including:

•                  personal and professional integrity, ethics and values;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•                  experience in the company’s industry;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the company’s operations;

•                  diversity of industry experience, gender, ethnicity and other diversity-related factors the committee may deem appropriate; and

•                  practical and mature business judgment, including ability to make independent analytical inquiries.

When formulating its board membership recommendations, the Corporate Governance Committee also considers any advice and recommendations offered by other members of the board of directors. The Corporate Governance Committee may also review the composition and qualification of the board of directors of our competitors or other companies and may seek input from industry experts.

In determining whether to recommend a director for re-election, the Corporate Governance Committee also considers our board of directors’ and each committee’s annual performance self-evaluations. All directors are encouraged to attend periodically director education programs or seminars.

The Corporate Governance Committee evaluates each individual in the context of our board of directors as a whole, with the objective of recommending a group that it feels can best perpetuate success for our company and represent stockholder interests through the exercise of sound judgment. Included in this evaluation is a consideration of the diversity each director or nominee brings to our board of directors, with diversity reflecting varied industry and professional experience, ethnicity and viewpoints, and other factors, as applicable.

The Corporate Governance Committee will consider stockholder recommendations of candidates for the board of directors on the same basis as it considers other candidates. Stockholder recommendations must be submitted to us under the procedures discussed below in “Other Matters — Stockholder Proposals and Nominations” and should include the information required by our bylaws.

Compensation Committee

We have a standing Compensation Committee. The Compensation Committee held five meetings and took action in writing two times in fiscal year 2016. The current members of the Compensation Committee are Messrs. DePodesta (Chair), Fish, Reis and Whitman.

The Compensation Committee approves the compensation of our Chief Executive Officer and all other officers (as that term is defined in Rule 16a-1 under the Exchange Act), including the approval of any grant of stock options, restricted stock or other equity awards to the CEO and other officers under our equity incentive plans. The Compensation Committee also reviews our compensation philosophy and has direct access to third-party compensation consultants.

The Compensation Committee also makes recommendations to our board of directors with respect to our incentive-compensation plans and equity-based plans and reviews and approves all executive officers’ employment agreements and severance arrangements. The Compensation Committee also manages and periodically reviews all annual bonus, long-term incentive compensation and equity incentive plans (including restricted stock plans, long-term incentive plans, management incentive plans and others). The Compensation Committee also determines annually the annual cash bonuses to be awarded to our executive officers and certain members of senior management based upon pre-established financial and operational performance criteria set under our annual performance bonus program. To assist the Compensation Committee, our Chief Executive Officer may make recommendations regarding other executive officers’ compensation based on his evaluation of the performance of the other executive officer against objectives established at the beginning of each year, the officer’s scope of responsibilities, our financial performance, retention considerations and general economic and competitive conditions. The Compensation Committee is permitted to delegate certain of its responsibilities to a subcommittee of the Compensation Committee.

In addition, the Compensation Committee has the authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms. In 2016 and prior years, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to advise the Compensation Committee on an ongoing basis as an independent compensation consultant.  Pearl Meyer reports directly to the Compensation Committee. While conducting assignments, Pearl Meyer interacts with our management when appropriate. Pearl Meyer, when invited, attends, or otherwise participates in, meetings of the Compensation Committee.

After review and consultation with Pearl Meyer, the Compensation Committee determined there was no conflict of interest resulting from retaining Pearl Meyer during the year ended December 31, 2016.  In reaching this conclusion, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act.  The Compensation Committee anticipates that it will retain Pearl Meyer to advise the Compensation Committee on certain compensation matters in 2017.  In making this determination, the Compensation Committee noted that during 2016:

•                  Pearl Meyer did not provide any services to the company or its management other than service to the Compensation Committee, and its services were limited to executive and Board compensation consulting. Specifically, it did not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing;

•                  Fees from the company were less than 1% of Pearl Meyer’s total revenue;

•                  None of the Pearl Meyer consultants who worked on company matters had any business or personal relationship with Compensation Committee members or directly owns company stock; and

•                  None of the Pearl Meyer consultants who worked on company matters, or Pearl Meyer, as a whole, had any business or personal relationship with executive officers of the company.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Risk Oversight

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board of directors also have responsibility for overseeing specific areas of risk management, as set forth below. Members of management provide regular reports to the board of directors and its committees for discussion, including reports on business operations, strategic planning, personnel matters and benefit plans, financial planning and budgeting, material litigation and succession matters, and will discuss any material risks to the company relating to such matters.   The committees periodically provide updates to the board of directors regarding significant risk management issues and related matters.

Committee	Primary Risk Oversight Responsibility
Audit Committee	Overseeing financial risk, capital risk and financial compliance risk and internal controls over financial reporting.
Compensation Committee	Overseeing our compensation philosophy and practices and evaluating the balance between risk-taking and rewards to senior officers, as further discussed below.
Nominating, Corporate Governance, Quality and Compliance Committee

Evaluating each director’s independence and the effectiveness of our corporate governance guidelines and code of conduct, overseeing management’s succession planning and overseeing quality of care and regulatory compliance risks.

Communication with the Board of Directors

Stockholders or other interested parties may contact any of our directors, including our non-management directors, by writing to them c/o Office of the General Counsel, Genesis Healthcare, Inc., 101 East State Street, Kennett Square, PA 19348 or by email at lawdepartment@genesishcc.com or by telephone at (610) 925-2000. The Lead Independent Director, with the assistance of the company’s internal legal department, is primarily responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he or she considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to consider. All communications will be compiled by the Office of the General Counsel and submitted to the board of directors or the individual directors on a periodic basis.

Code of Conduct

We maintain a code of business conduct and ethics entitled “The Genesis Healthcare Code of Conduct,” which is applicable to our directors, officers and employees and any independent contractors performing functions similar to those of employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The code of business conduct and ethics addresses ethical conduct, commitment to quality care, full, fair and accurate disclosure in documents that we file with the SEC and other regulatory agencies, compliance with laws, regulations and professional standards, and the process for reporting suspected violations of the code. You can access our code of business conduct and ethics, free of charge, on the corporate governance page in the investor relations section of our website at www.genesishcc.com. Information contained on, or accessible through, any website referenced herein does not constitute a part of this proxy statement. In the event of any future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, we intend to disclose such amendments or waivers at the same location on our website identified above.  Our current code of business conduct and ethics was adopted by our board of directors in 2015, and it superseded our prior code of business conduct and ethics.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

AND CERTAIN BENEFICIAL OWNERS

The following table shows ownership of our common stock as of April 10, 2017 by: (i) each person known to us to own beneficially more than five percent (5%) of any class of our capital stock; (ii) each director; (iii) our Chief Executive Officer, our Chief Financial Officer, each of our other three most highly compensated executive officers for the year ended December 31, 2016 (collectively, the “Named Executive Officers”); and (iv) all of our current directors and executive officers as a group.

	Shares Beneficially Owned(1)
	Shares of Class A Common Stock	Rights to Acquire Class A Common Stock (2)	Class A Percentage (3)	Shares of Class B Common Stock	Class B Percentage	Shares of Class C Common Stock	Class C Percentage	Percentage of Outstanding Vote
Stockholders holding 5% or more:
Voting Group(4)	33,524,907	55,633,527	67.1%	—	—	55,184,288	89.3%	57.4%
Isaac Neuberger(5)	10,112,210	6,603,616	19.9%	—	—	6,602,466	10.7%	10.8%
Onex Corporation(6)	—	14,750,623	16.0%	14,750,623	95.2%	—	—	9.5%
Welltower Inc. (7)	6,564,576	—	8.5%	—	—	—	—	4.2%
Directors:
James H. Bloem	19,802	40,000	*	—	—	—	—	*
John F. DePodesta	—	59,802	*	—	—	—	—	—
Robert H. Fish	218,639	59,802	*	—	—	—	—	*
George V. Hager, Jr.(8)	33,524,907	55,633,527	67.1%	—	—	55,184,288	89.3%	57.4%
Robert Hartman(9)	33,524,907	55,633,527	67.1%	—	—	55,184,288	89.3%	57.4%
James V. McKeon	—	59,802	*	—	—	—	—	—
David Reis(10)	33,524,907	55,633,527	67.1%	—	—	55,184,288	89.3%	57.4%
Glenn S. Schafer	35,586	132,809	*	5,917	*	—	—	*
Arnold Whitman(11)	33,524,907	55,633,527	67.1%	—	—	55,184,288	89.3%	57.4%
Director Nominees:
Terry Allison Rappuhn	8,425	—	*	—	—	—	—	*
Other Named Executive Officers (12):
Thomas DiVittorio	341,669	401,894	*	—	—	372,996	*	*
Daniel Hirschfeld	320,878	401,728	*	—	—	372,996	*	*
JoAnne Reifsnyder	160,595	378,687	*	—	—	356,958	*	*
All current executive officers and directors as a group (14 persons)	33,798,934	55,985,742	67.6%	5,917	*	55,184,288	89.3%	58.1%

* Less than 1%

(1)                 Unless otherwise noted, percentage ownership is based on 77,236,541 shares of Class A common stock, 15,495,019 shares of Class B common stock, and 61,800,511 shares of Class C common stock outstanding on April 10, 2017. Restricted stock units vesting within sixty days of April 10, 2017 are deemed outstanding for purposes of computing the share amount and percentage ownership of the person holding such units, but we do not deem them outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable.

(2)                 Except as otherwise noted, consists of shares of Class A common stock which the person has a right to acquire upon exchange of Class A Common Units of FC-GEN Operations Investment, LLC (“OP Units”) and/or conversion of shares of our Class B common stock or Class C common stock. Also includes the following shares of Class A common stock upon the vesting of restricted stock units within 60 days of April 10, 2017:  Mr. Bloem, 40,000; Mr. DePodesta, 40,000; Mr. Fish, 40,000; Mr. Hager, 64,667; Mr. Hartman, 40,000, Mr. McKeon, 40,000; Mr. Reis, 40,000; Mr. Schafer, 40,000; Mr. Whitman, 40,000; Mr. DiVittorio, 28,833; Mr. Reitz, 33,167; Mr. Hirschfeld, 28,667; Ms. Reifsnyder, 21,667; and the Voting Group, 439,631.  In addition, it includes the following number of shares of Class A common stock that the person has a right to acquire upon settlement of restricted stock units that are vested as of April 10, 2017 but for which settlement has been deferred:  Mr. Bloem, 19,802; Mr. DePodesta, 19,802; Mr. Fish, 19,802; Mr. McKeon, 19,802; and Mr. Schafer, 92,809.

(3)                 Giving effect to conversion of all shares of our Class B and Class C common stock and exchange of all OP Units held by the named individual or group, including, in the case of the Voting Group and Messrs. Hager, Hartman and Whitman, all shares of our Class C common stock and all OP Units held by all members of the Voting Group. Also includes shares of our Class A common stock to be issued upon the vesting of restricted stock units within 60 days of April 10, 2017, as detailed above.

(4)                 According to the Schedule 13D/A filed by the Voting Group with the SEC on August 1, 2016, and including other transactions of which we are aware.  The Voting Group is comprised of HCCF Management Group, Inc., a Georgia corporation, HCCF Management Group XI, LLC, a Delaware limited liability company, FC Profit Sharing, LLC, a Delaware limited liability company, Arnold Whitman, Senior Care Genesis, LLC, a Delaware limited liability company, OpCo Rok, LLC, a Delaware limited liability company, ZAC Properties XI, LLC, a Virginia limited liability company, Steven Fishman, George V. Hager, Jr., the Robert and Debra F. Hartman Family Trust, Midway Gen Capital, LLC, Robert Hartman, Biret Operating LLC, a Delaware limited liability company, Grandview Investors LLC, a Delaware limited liability company, Max Moxi LLC, a New York limited liability company, GRFC Gazelle LLC, a Delaware limited liability company, Gazelle Riverside LLC, a Delaware limited liability company, Gazelle Light LLC, a Delaware limited liability company, Gazelle Herne Hill LLC, a Delaware limited liability company, L Gen Associates, a Delaware partnership, Gazelle Sing LLC, a Delaware limited liability company, Gazelle Costa Brazil LLC, a Delaware limited liability company, Dreyk LLC, a Delaware limited liability company, GHC Class B LLC, a Delaware limited liability company, Sing Investments LLC, a Delaware limited liability company, and Larts Investments LLC, a Delaware limited liability company.

(5)                 According to the Schedule 13D/A filed by the Voting Group with the SEC on August 1, 2016.  Includes 10,112,210 shares of our Class A common stock, rights to acquire 6,603,616 shares of our Class A common stock and 6,602,466 shares of our Class C common stock held by limited liability companies of which Mr. Neuberger is the managing member.  The address of Mr. Neuberger is One South Street, 27th Floor, Baltimore, Maryland 21202.

(6)                 According to the Schedule 13D/A filed with the SEC on February 11, 2015 by (i) Onex Corporation, an Ontario, Canada corporation (“Onex”); (ii) Onex Partners LP, a Delaware limited partnership (“OPLP”); (iii) Onex US Principals LP, a Delaware limited partnership (“USLP”); (iv) Onex Real Estate Holdings III Inc., a Delaware corporation (“OREH”); and (v) Gerald W. Schwartz. Onex controls, directly or indirectly, each of OPLP, USLP and OREH. Includes: 11,293,552 shares of our Class B common stock owned by OPLP as to which it is deemed to have shared power to vote and direct the disposition, 68,820 shares of our Class B common stock beneficially owned by USLP as to which it is deemed to have shared power to vote and direct the disposition, and 3,388,251 shares of our Class B common stock beneficially owned by OREH as to which it is deemed to have shared power to vote and direct the disposition. All of our shares of Class B common stock are convertible, on a 1-for-1 basis, into shares of our Class B common stock. Mr. Schwartz is the Chairman, President and Chief Executive Officer of Onex Corporation and owns shares whose collective voting rights entitle him to elect a majority of the members of the Onex board of directors. Onex and Mr. Schwartz each have a pecuniary interest in less than 100% of the shares beneficially owned by OPLP, USLP and OREH. Mr. Schwartz and Onex disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The addresses of the foregoing are: Onex and Mr. Schwartz — 161 Bay Street, P.O. Box 700, Toronto, Ontario, M5J 2S1, Canada; OPLP — 712 Fifth Avenue, New York, New York 10019; and USLP and OREH — 421 Leader Street, Marion, Ohio 43302.

(7)                 According to the Schedule 13G filed with the SEC on March 24, 2017 by Welltower Inc., a Delaware corporation. The address of Welltower Inc. is 4500 Dorr Street, Toledo, Ohio 43615.

(8)                 Mr. Hager is a member of the Voting Group. As a result, Mr. Hager may be deemed to be the beneficial owner of all shares of our Class A common stock, rights to acquire shares of our Class A common stock and shares of our Class C common stock held by each member of the Voting Group.

(9)                 Mr. Hartman is a member of the Voting Group. As a result, Mr. Hartman may be deemed to be the beneficial owner of all shares of our Class A common stock, rights to acquire shares of our Class A common stock and shares of our Class C common stock held by each member of the Voting Group.

(10)           Mr. Reis is a member of the Voting Group. As a result, Mr. Reis may be deemed to be the beneficial owner of all shares of our Class A common stock, rights to acquire shares of our Class A common stock and shares of our Class C common stock held by each member of the Voting Group.

(11)           Mr. Whitman is a member of the Voting Group. As a result, Mr. Whitman may be deemed to be the beneficial owner of all shares of our Class A common stock, rights to acquire shares of our Class A common stock and shares of our Class C common stock held by each member of the Voting Group.

(12)           Excludes Robert A. (“Mike”) Reitz, who retired effective December 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of such forms received with respect to fiscal year 2015 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a).

Equity Compensation Plan Information

The following table provides information, as of December 31, 2016, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our board of directors upon exercise of options, warrants or rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (c)
Plans approved by stockholders	8,505,594	$	N/A	11,699,575
Plans not approved by stockholders	N/A	N/A		N/A
Total	8,505,594	$	N/A	11,699,575

(a)         Represents restricted stock units covering 8,505,594 shares of common stock outstanding as of December 31, 2016 under the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, or the 2007 Plan, and the 2015 Omnibus Equity Incentive Plan of Genesis Healthcare, Inc., or the 2015 Plan.

(b)         No exercise price is payable in connection with the issuance of shares covered by the restricted stock units outstanding as of December 31, 2016.

(c)          Represents the number of shares that remained available for issuance under the 2007 Plan and 2015 Plan as of December 31, 2016. As of April 10, 2017, 11,732,789 shares remained available for issuance under such Plans.

OUR EXECUTIVE OFFICERS

The following sets forth biographical information regarding our executive officers (as defined in applicable SEC rules) as of April 24, 2017, other than our Chief Executive Officer, Mr. Hager, whose biographical information is set forth above under “Director Biographical Information.”

Thomas DiVittorio, 48, Chief Financial Officer. Mr. DiVittorio has served as our Senior Vice President and Chief Financial Officer since the Combination and he served in the same capacity for Genesis LLC from 2008 to 2015. He has served in various corporate finance positions since joining Genesis LLC in 1996. Before becoming Senior Vice President and Chief Financial Officer, Mr. DiVittorio served as Vice President, Corporate Controller and Chief Accounting Officer and was responsible for Genesis LLC’s accounting policy, financial reporting and budgeting. Prior to joining Genesis LLC, Mr. DiVittorio was employed by KPMG, LLP. Mr. DiVittorio is a certified public accountant.

Paul D. Bach, 58, Chief Operating Officer — Genesis HealthCare. Mr. Bach has served as our Chief Operating Officer — Genesis Healthcare since January 1, 2017.  He previously served the company as the Executive Vice President of the Mid-Atlantic/Southeast Division from 2006 through 2016.  From 1997 to 2006, Mr. Bach served the company as the Senior Vice President of the Capital Region.  From 1984 to 1997, Mr. Bach served the company in various roles, including Regional Vice President, Regional Director and Nursing Home Administrator.

Michael S. Sherman, 48, Senior Vice President, General Counsel, Secretary and Assistant Treasurer. Mr. Sherman has served as our Senior Vice President, General Counsel, Secretary and Assistant Treasurer since the Combination and he served in the same capacity for Genesis LLC from 2009 to 2015. Mr. Sherman previously served as Genesis LLC’s Assistant General Counsel from 1997 to1999, as Vice President and Deputy General Counsel, Strategic Development, from 1999 to 2004, and as Senior Vice President, Mergers and Acquisitions, from 2006 until 2009.

JoAnne Reifsnyder, PhD., RN, FAAN, 58, Executive Vice President, Clinical Operations, and Chief Nursing Officer. Dr. Reifsnyder has served as our Executive Vice President, Clinical Operations, and Chief Nursing Officer since the Combination and she served as Senior Vice President, Clinical Operations of Genesis LLC from 2012 to 2015.  Prior to joining Genesis LLC, Dr. Reifsnyder was Senior Vice President of Care Transitions for CareKinesis and Program Director, Health Policy, at Jefferson School of Population Health, and has held numerous other administrative, clinical and academic positions spanning a 35-year career. She was formerly the President of the Board of Directors for the Hospice and Palliative Nurses Association, and currently serves on the Board of the Hospice Foundation of America. She is a member of the American Nurses Association (ANA), the American Organization of Nurse Executives (AONE), the National Gerontological Nurses Association (NGNA) and Sigma Theta Tau International, the Honor Society of Nursing. Dr. Reifsnyder completed a postdoctoral fellowship in psychosocial oncology at the University of Pennsylvania School of Nursing, and holds a PhD in nursing from the University of Maryland, a Master’s Degree in nursing from Thomas Jefferson University, and a BSN from Holy Family College. She holds an appointment as Adjunct Assistant professor in the School of Nursing at the University of Pennsylvania. Dr. Reifsnyder was inducted as a Fellow in the American Academy of Nursing in 2015

Daniel Hirschfeld, 59, Executive Vice President and Chief Operating Officer, International Operations and President of Genesis Rehabilitation Services. Mr. Hirschfeld has served as Executive Vice President and Chief Operating Officer of International Operations since 2016 and as President of Genesis Rehabilitation Services and Respiratory Health Services, which are wholly owned subsidiaries, since 2008. He joined Genesis LLC in 2005 as Senior Vice President of Rehab Services.  Prior to joining Genesis LLC, Mr. Hirschfeld held senior executive positions with a variety of privately held and publicly held companies with operations throughout the United States. Mr. Hirschfeld serves on the Board of Directors for The National Association for the Support of Long Term Care (NASL) and Argentum (formerly the Assisted Living Federation of America) and on the Board of Trustees of Harcum College.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion & Analysis describes our executive compensation programs for our 2016 fiscal year Named Executive Officers, who were:

•                  George V. Hager, Jr., Chief Executive Officer;

•                  Thomas DiVittorio, Chief Financial Officer;

•                  Robert A. (“Mike”) Reitz, Executive Vice President and Chief Operating Officer (1);

•                  Daniel Hirschfeld, Executive Vice President and President, Genesis Rehabilitation Services; and

•                  JoAnne Reifsnyder, PhD, Senior Vice President Clinical Operations and Chief Nursing Officer.

(1)         Mr. Reitz retired effective December 31, 2016

Executive Summary

2016 Business Results and Achievements

Fiscal 2016 continued to be a challenging environment for post-acute service providers, particularly in the fourth quarter as the company experienced lower than expected admissions in the skilled nursing sector, which also negatively impacted the performance of the rehabilitation therapy segment.  As a result, we did not achieve our targeted financial performance goals for 2016.  Our financial results for fiscal 2016 included the following:

2016 revenue increased to $5.73 billion, compared to $5.62 billion in 2015; and

2016 Adjusted EBITDAR (see “2016 Executive Compensation Program in Detail — Annual Cash Bonus — 2016 Performance Objectives and Criteria” for definition) was $696.5 million, compared to $725.6 million in 2015

While 2016 financial results were challenging, we accomplished many of our strategic objectives and continued to focus on our business transformation, including:

•                  Completed the divestiture of ancillary businesses and 31 facilities;

•                  Entered new leases to improve our capital structure;

•                  Restructured loans and extended debt maturities; and

•                  Continued to develop our innovative value-based initiatives, including:

•        Bundled payment care initiative;

•        Participating in the Medicare Shared Savings Program;

•        Extending development of the Vitality to You rehabilitation initiative; and

•        Establishing collaborative clinical care partnerships with other post-acute service providers.

2016 Compensation and Governance Highlights

Despite the successes in executing on our strategic objectives, we underachieved against our internal business plan and missed our performance targets. As a result, the Compensation Committee took the following compensation-related actions for fiscal 2016:

•                  The base salaries for our Named Executive Officers were not increased in 2016;

•                  The threshold level of Adjusted EBITDAR performance ($702 million) under the 2016 Incentive Compensation Plan was not achieved, and therefore no bonuses were paid to the Named Executive Officers; and

•                  The number of time-based and performance-based restricted stock units granted in June 2016 to our Named Executive Officers was determined using a “hypothetical” $3.00 stock price, in order to avoid excessive dilution as our stock price was nearly 50% below this level at the time.  In addition, the stock price hurdles for the performance-based units were based on a premium to the $3.00, i.e. requiring nearly a 100% increase in stock price before the first tranche would vest.

These actions demonstrate the Compensation Committee’s commitment to aligning executive pay with company performance and shareholder interests.  For additional details regarding these 2016 compensation actions, please refer to the “2016 Executive Compensation Program in Detail” section below.

We believe our executive compensation program promotes good governance and operates in the best interests of our stockholders.  A summary of our compensation governance practices is as follows:

We do	We do not
✓ Place heavy emphasis on variable compensation, which includes cash and equity awards that are dependent on the achievement of short-term financial and long-term stock price goals	× Offer compensation-related tax gross ups
✓ Use performance-related long-term compensation in the form of performance-based units subject to three stock price hurdles before they can vest	× Have any significant perquisites or retirement programs
✓ Have stock ownership requirements for Directors that reinforce alignment with stockholders	× Allow pledging, hedging, or trading in derivatives of Genesis securities, except in limited circumstances (see “- Compensation Policies - Restrictions on Pledging and Hedging” below)
✓ Have an independent compensation consultant advising the Compensation Committee	× Guarantee bonuses

In determining whether changes should be made to our executive compensation program for 2016, the Compensation Committee took into account the fact that, last year, 98% of the votes cast on our shareholder advisory vote on the compensation of our named executive officers were voted in favor of the proposal, which the Compensation Committee considered to be a strong endorsement of the existing program.

Executive Compensation Program Framework

Compensation Philosophy & Objectives

We believe that compensation should reward performance and attract and retain executives and employees we believe are critical to our success. Our philosophy and approach to compensation is grounded in the following principles:

•                  Competitiveness: provide competitive total compensation opportunities that allow us to attract, retain and motivate critical executive talent;

•                  Performance-based: tie a significant portion of executive compensation to company and individual performance via short- and long-term incentive programs and equity awards; and

•                  Aligned with shareholders:  provide incentives, particularly equity incentives, which align our executives’ and employees’ interests with those of our stockholders, creating an ownership culture focused on building our long-term value.

Our general goal is to provide compensation opportunities that position the company near the 50th percentile of market over time, and targeting a mix of compensation that is balanced, with greater emphasis on variable elements, in particular equity incentives.  We monitor achievement of these strategies and our competitive posture relative to the market through the market review process described below under “The Decision Making Process — Role of Benchmarking and Peer Groups.”

Compensation Program Elements

Our 2016 executive compensation program contained four main components:

•                  Base salary — fixed pay that takes into account an individual’s duties and responsibilities, experience, expertise and individual performance;

•                  Annual cash bonus — an opportunity to receive variable cash incentive compensation designed to reward attainment of company performance objectives, with target award opportunities expressed as a percentage of base salary;

•                  Long-term equity incentives — restricted  stock units that vest in part over time and in part based on achievement of performance targets to align executive officer and stockholder interests and encourage executive retention during the vesting period; and

•                  Benefits and limited perquisites — including severance benefits, insurance benefits and certain other perquisites.

We believe that the elements of compensation identified above produce a well-balanced mix of security-oriented, retentive and at-risk compensation through base salary, benefits and perquisites and both short- and long-term performance incentives. Base salary, benefits and perquisites provide our executives with a measure of security as to the minimum level of remuneration they will receive. The annual cash incentive and long-term equity incentive components are intended to motivate the executive to focus on the business metrics and the provision of quality care that will produce a high level of value creation over the long-term. We believe that this approach not only enhances stockholder value, but also reduces the risk that our critical executives will leave us to pursue other opportunities with competitors or otherwise.

Pay Mix

The charts below show that the majority of our Named Executive Officers’ target total direct compensation (TDC), i.e. base salary, target bonuses and annual long-term equity incentives, is variable:  67% for our CEO and an average of 55% for our other Named Executive Officers.

We considered the following factors when determining the allocation among current and long-term (equity) and cash and non-cash compensation each year: our short and long-term operating objectives, our compensation philosophy, competitive trends within our industry, the dilutive effect of equity grants and the importance of creating a performance-based environment that ties a significant portion of each executive’s compensation to the achievement of performance targets and increasing stockholder value. When considering a proposed compensation package for an executive or key employee, we consider the compensation package as a whole, as well as each element of total compensation individually.  The level and mix of compensation for our Named Executive Officers is also determined based on the Compensation Committee’s understanding of compensation levels for similar positions in the industry and the marketplace at large.

The Decision Making Process

Role of the Compensation Committee.  The Compensation Committee of our board of directors develops our executive compensation policies and determines the amounts and elements of compensation for our Named Executive Officers.  In 2016, the Compensation Committee consisted of one independent director and three non-independent directors as defined under NYSE rules.  The Compensation Committee’s duties and responsibilities include evaluating executive and non-executive compensation plans, policies and programs for us and our subsidiaries. The Compensation Committee works closely with management and the Compensation Committee’s independent consultant to examine the effectiveness of our executive compensation program throughout the year.  The Compensation Committee’s function is described in detail in its charter, which has been approved by our board of directors.

Role of the Compensation Consultant. The Compensation Committee has the authority to engage the services of independent compensation consultants to provide advice in connection with making executive compensation determinations.  In recent years, the company has engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to conduct compensation reviews and provide advice, and as such, Pearl Meyer is familiar with our industry.  In 2016, the Compensation Committee retained Pearl Meyer to review the compensation of our executive officers, including the Named Executive Officers, and to provide recommendations regarding the compensation of such officers.  Pearl Meyer continued to advise the Compensation Committee with regards to compensation decisions made during 2016.  See “Corporate Governance — Committees of the Board of Directors — Compensation Committee”.

As necessary and when appropriate, Pearl Meyer interacted with our Chief Executive Officer to provide relevant company and executive compensation data. In addition, from time to time Pearl Meyer sought feedback from the Compensation Committee and our Chief Executive Officer in connection with Pearl Meyer’s work prior to presenting study results or recommendations to the Compensation Committee.

Role of Benchmarking and Peer Groups. Pearl Meyer analyzed competitive compensation levels utilizing a peer group of industry competitors that our management, the Compensation Committee and Pearl Meyer had determined to be appropriate because they were similar to us in terms of industry and size. The peer group included companies with retirement/aged care, medical nursing homes, medical outpatient/home medicine, and/or physical therapy/rehabilitation center operations, with comparable enterprise values and revenues. The following companies comprised our peer group for 2016:

Amedisys, Inc.	Kindred Healthcare, Inc.
AmSurg Corp.	Laboratory Corporation of America Holdings
Brookdale Senior Living, Inc.	LifePoint Health, Inc.
Chemed Corporation	National HealthCare Corporation
The Ensign Group, Inc.	Quest Diagnostics, Inc.
Envision Healthcare Holdings, Inc.	Select Medical Holdings Corporation
Five Star Quality Care, Inc.	Team Health Holdings, Inc.
HealthSouth Corporation	Universal Health Services, Inc.

Following is a summary of the enterprise values (as of October 31, 2016) and revenues (trailing 12 months as of October 31, 2016) for the peer group relative to the company:

Peer Group Percentile	Enterprise Value (in millions)	Revenue (in millions)
25th percentile	$2,168	$1,589
50th percentile	$5,383	$4,238
75th percentile	$7,385	$6,583
Genesis Healthcare, Inc.	$5,221	$5,657

Pearl Meyer obtained data from public filings of the peer group companies for the purposes of evaluating the market competitiveness of our executive compensation.

In addition to peer group data, six published or private compensation surveys were also utilized by Pearl Meyer, and comparisons to survey benchmark positions were made based on the company’s size. Pearl Meyer completed its review in December 2016 and presented its analysis of the company’s executive compensation program relative to peer and survey 25th, 50th and 75th percentile levels. Overall, the company’s target TDC was approximately at the 25th percentile market levels based on the results of the study.

In making compensation decisions, the Compensation Committee considered the peer group analysis and the factors discussed below under “- Role of Management.”

Role of Management. At the request of the Compensation Committee, our Chief Executive Officer was present at Compensation Committee meetings in 2016 where executive compensation and company, business unit and individual performance were discussed and evaluated.  Executives may provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, compensation decisions for all the Named Executive Officers are made by the Compensation Committee.

To supplement their deliberations and analysis regarding executive compensation, our Chief Executive Officer provided recommendations and input to the Compensation Committee regarding other Named Executive Officers’ compensation, based on his evaluations of the other Named Executive Officers’ performance relative to their individual performance objectives established under our annual performance bonus program and in consideration of other past achievements and other subjective factors.    As part of the Compensation Committee’s discussions with our Chief Executive Officer, the Committee considered the following factors in making it compensation decisions:

•                    the competitive environment for executives of both public and private companies in our industry,

•                    the compensation paid to our officers in prior years to help ensure consistency from year to year,

•                    our acquisitions over the past few years and the integration efforts required to consolidate those acquisitions,

•                    the difficult operating conditions during the current economic climate and the resultant reductions in reimbursements,

•                    the amount of dilution resulting from equity awards; and

•                    the performance of the executive officers.

The Compensation Committee will from time to time request that the Chief Executive Officer provide a self-assessment of his performance as well.  The Chief Executive Officer does not participate in the deliberations of the Compensation Committee regarding his own compensation.

2016 Executive Compensation Program in Detail

Our 2016 executive compensation program contained four main components: base salary, annual cash bonus, long-term equity incentives and benefits and limited perquisites.

Base Salary

Base salary levels and any adjustments to those levels for each individual Named Executive Officer are reviewed each year by the Compensation Committee, and may be based on factors such as our overall performance, new roles and/or responsibilities assumed by the Named Executive Officer, the performance of the Named Executive Officer’s area of responsibility, the Named Executive Officer’s impact on strategic goals, the length of service with us, whether our employees in general have recently received wage increases, and whether there have been revisions to our compensation philosophy. However, no specific weighting is applied to any one factor and the process ultimately relies on the subjective judgment of the Compensation Committee. Pursuant to the decision-making process described herein, the Compensation Committee established base salaries for each of the Named Executive Officers that were generally between the 25th and 50th percentiles of market levels.  The table below sets forth the base salaries for Named Executive Officers as of December 31, 2016.  None of the Named Executive Officers received a base salary increase in 2016.

Name	2016 Base Salary
George V. Hager, Jr.	$822,000
Thomas DiVittorio	$430,000
Robert A. (“Mike”) Reitz	$495,000
Daniel Hirschfeld	$444,000
JoAnne Reifsnyder	$365,000

Annual Cash Bonus

We believe that annual performance-based cash bonuses play an important role in providing incentives to our executives to achieve near-term performance goals. Our Named Executive Officers were eligible to receive cash bonuses based upon the achievement of certain objectives under our 2016 Incentive Compensation Plan (“2016 ICP”).

The Compensation Committee approved the company performance objectives applicable to the executive officers for 2016 based, in part, on company objectives established as part of the annual operating plan process. The Compensation Committee works with the Chief Executive Officer to develop the performance goals that are tied to our annual budget planning process and set at levels the Compensation Committee believes are challenging, but reasonable, for management to achieve. At the end of each year, the Compensation Committee determines the level of achievement for each performance goal and determines the resulting bonus levels. Actual bonuses are approved by the Compensation Committee and typically paid to the executives in the first quarter of the subsequent fiscal year after receipt of audited financial statements.

2016 Target Bonus Opportunities.  In June 2016, after consultation with the board of directors, the Compensation Committee approved the 2016 ICP.  The table set forth below shows target bonus opportunities as a percentage of each Named Executive Officer’s base salary in the event that the company achieved its targeted performance objectives for fiscal 2016.  In the event that the company attained at least 90%, but less than 100%, of its targeted Adjusted EBITDAR for fiscal 2016 (the “EBITDAR Target” discussed below), then the Compensation Committee could approve bonuses on a pro-rated basis, starting at 25% payout for 90% attainment and increasing to 90% payout at 99% attainment.   In addition, the Named Executive Officers (other than Mr. Hager) were eligible for a total bonus of up to 60% of their respective base salaries in the event that the company exceeded the achievement of the EBITDAR Target.

	Calculation of Bonus Opportunity
Name	Threshold Bonus Opportunity (% of Base Salary)	Target Bonus Opportunity (% of Base Salary)	Maximum Bonus Opportunity With Stretch (% of Base Salary)
George V. Hager, Jr.	25%	100%	100%
Thomas DiVittorio	10%	40%	60%
Robert A. (“Mike”) Reitz	10%	40%	60%
Daniel Hirschfeld	10%	40%	60%
JoAnne Reifsnyder	10%	40%	60%

2016 Total Bonus Potential.  Pursuant to the decision-making process described herein, the Compensation Committee established target cash bonuses for each of the Named Executive Officers that were generally around the 25th percentile of market, with the exception of Mr. Hager.   The table below outlines each performance objective and the potential cash bonus that could be awarded for the attainment of each objective for 2016.

	Amount of Potential Bonus
Name	Threshold	Target	Maximum
George V. Hager, Jr.	$164,400	$822,000	$822,000
Thomas DiVittorio	$43,000	$172,000	$258,000
Robert A. (“Mike”) Reitz	$49,500	$198,000	$297,000
Daniel Hirschfeld	$44,400	$177,600	$266,400
JoAnne Reifsnyder	$36,500	$146,000	$219,000

2016 Performance Objectives and Criteria.  For Mr. Hager, 100% of his target bonus was based on the achievement of consolidated Adjusted EBITDAR of $780.0 million during fiscal 2016 (the “EBITDAR Target”).  For the other Named Executives Officers, 80% was based on the achievement of the EBITDAR Target, 10% was based on the achievement of clinical objectives by the company’s operating subsidiaries and 10% was based on the achievement of retention objectives for key employees by the company’s operating subsidiaries.

Adjusted EBITDAR is a non-GAAP measure and is defined as net income or loss before depreciation and amortization expense, interest expense, lease expense, loss (or gain) on extinguishment of debt, other (income) loss, transaction costs, long-lived asset impairment, income tax expense (or benefit) and loss from discontinued operations, as adjusted for (i) the conversion to cash basis leases, (ii) newly acquired or constructed businesses with start-up losses and (iii) other adjustments to provide a supplemental valuation measure.

Analysis of 2016 Performance Period.   In March 2017, the Compensation Committee reviewed our 2016 performance and determined that we did not achieve at least 90% of our EBITDAR Target for the year, which was a threshold requirement for the Named Executive Officers being eligible to receive bonuses. Accordingly, the Compensation Committee determined that the Named Executive Officers were not entitled to a bonus under the 2016 ICP.

Long Term Equity Incentives

We believe that an ownership culture in our company is important to provide our Named Executive Officers with long-term incentives to build value for our stockholders. We believe stock-based awards create such a culture and help to align the interests of our management and employees with the interests of our stockholders, and also provide a retention benefit to us as a result of their vesting features.

Equity Grant Procedures. The Compensation Committee awards restricted stock units pursuant to the terms of the company’s 2015 Omnibus Equity Incentive Plan (the “2015 Equity Plan”). The Compensation Committee administers the 2015 Equity Plan and establishes the provisions for all awards granted thereunder, including targeted grant values, vesting schedules and other provisions.  We expect to grant awards to executive officers on an annual basis.  Awards may also be granted to executive officers and eligible employees upon hire, promotion and on an ad hoc basis when deemed appropriate. The Compensation Committee approves all equity awards.

2016 Equity Award Program.  In June 2016, after consultation with the board of directors, the Compensation Committee approved the 2016 equity grants for each Named Executive Officer.  The Compensation Committee established a target equity award value for each of the Named Executive Officers based upon a percentage of the person’s base salary, and the targeted amounts were generally around the 25th percentile of market levels.

The Committee determined the number of shares to be awarded to the Named Executive Officers by using a “value” approach whereby the target equity award amount was divided by $3.00, which was higher than the actual price per share of $1.60 at that time.   The Committee determined that the higher stock price, which resulted in a substantially lower number of shares awarded, would be more appropriate to use for these purposes in order to avoid excessive dilution.  The table below reflects the amount of equity awards, which were made in the form of restricted stock units that were granted to the Named Executive Officers in 2016.  The vesting and other terms of the awards are described in more detail below.

Named Executive Officer	Target Value of Awards	Number of Shares Granted	% Apportioned to Performance- Based Awards	% Apportioned to Time-Based Awards
George V. Hager, Jr.	$825,000	275,000	50%	50%
Thomas DiVittorio	$366,000	122,000	50%	50%
Robert A. (“Mike”) Reitz	$423,000	141,000	50%	50%
Daniel Hirschfeld	$378,000	126,000	50%	50%
JoAnne Reifsnyder	$276,000	92,000	50%	50%

The restricted stock units were granted to the Named Executive Officers on June 8, 2016. 50% of such units were performance-based units and 50% were time-based units.  The performance-based units provide that one-third of such shares will cliff-vest, if at all, on June 8, 2019 if the company’s stock trading price on the NYSE closes at or above each of the thresholds of $3.60, $4.50 and $4.80 for 30 consecutive days prior to June 8, 2019.  Importantly, any units that have not met the price thresholds for vesting by June 8, 2019 will be forfeited.  The time-based restricted stock units granted to those individuals on June 8, 2016 provide that the shares will vest ratably over a three-year period from the date of grant, with one-third vesting on each anniversary of the grant date, generally subject to the grantee’s continued service to the company.

The grants were intended to tie a portion of the grantee’s compensation to our financial performance, align the interests of the grantee and our stockholders generally, and provide a meaningful retention incentive to the grantee.

Benefits and Limited Perquisites

The Named Executive Officers are eligible to participate in our benefit plans on the same terms as other employees, including our 401(k) program. In addition, we paid the premiums on a $3.0 million whole life insurance policy on behalf of Mr. Hager and reimbursed certain continuing education expenses of Dr. Reifsnyder.

Severance and Related Benefits

Each of our Named Executive Officers has an employment agreement with us that provides for severance payments if the executive’s employment is (or was) terminated by us without cause or if we decline to extend the executive’s employment term. The severance benefits are an essential element of our employment agreements with the Named Executive Officers and are intended to assist us in recruiting and retaining talented executives. The amount of severance benefits payable to the Named Executive Officers is described below in more detail under the heading “Potential Payments Upon Termination or Change in Control.”

Each of the Named Executive Officers is generally subject to certain non-compete and non-solicitation obligations following the termination of his or her employment, as provided in his or her respective employment agreement. The post-termination duration of such non-compete and non-solicitation obligations varies by individual, but ranges from one to two years.  The vesting of awards of restricted stock units granted to the Named Executive Officers accelerates in part upon a change in control, death or disability of a Named Executive Officer.  The Chief Executive Officer of the company has discretion over the vesting of a portion of these awards in the event of a retirement. All unvested awards are immediately forfeited upon a termination for cause.

Compensation Policies

Stock Ownership Guidelines

The company does not have stock ownership guidelines for its executive officers.  The company has adopted a stock ownership policy requiring our directors to own company stock with a value equal to at least three times their annual retainer within three years of joining our board of directors.

Restrictions on Pledging and Hedging

The company has adopted a policy that prohibits directors and executive officers from pledging shares of company securities as collateral, although upon request the company will allow pledges of company securities to non-margin accounts in limited situations.  The company’s policies also prohibit directors and executive officers from entering into hedging transactions involving company securities.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by us. When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standard Boards Accounting Standard Codification Topic 718, “Compensation — Stock Compensation,” or “FASB ASC Topic 718,” grants of restricted stock awards and stock options result in a recognition of a compensation expense, which is taken into account in determining the mix of equity grants to be made to Named Executive Officers.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” does not permit publicly-traded companies to take income tax deductions for compensation paid to the chief executive officer and any of the three most highly paid executive officers, other than the chief financial officer, to the extent that compensation exceeds $1 million in any taxable year and does not otherwise qualify as performance-based compensation.   However, because of the way that the employment of executive officers of the company is structured following the Combination, the compensation paid to our Named Executive Officers is not currently subject to the requirements of Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with our management. Based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by:	John F. DePodesta (Chair)
Robert H. Fish
David Reis
Arnold Whitman
Members of the Compensation Committee

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers by us or our subsidiaries during the fiscal years ended December 31, 2016 and 2015.  None of our Named Executive Officers was one of our named executive officers for 2014, and accordingly no compensation information is provided for such year.

			Stock	All Other
		Salary	Awards	Compensation
Name and Principal Position	Year	($)	(1)($)	($)		Total($)
George V. Hager, Jr.	2016	822,263	324,500	15,375	(2)	1,162,138
Chief Executive Officer (commencing February 2, 2015)	2015	756,670	540,705	15,375		1,312,750
Thomas DiVittorio	2016	429,998	143,960	—		573,958
Chief Financial Officer (commencing February 2, 2015)	2015	386,712	244,035	—		630,747
Robert A. (“Mike”) Reitz	2016	494,511	166,380	—		660,891
Executive Vice President and Chief Chief Operating Officer (commencing February 2, 2015)	2015	455,067	277,530	—		732,597
Daniel Hirschfeld	2016	444,327	148,680	—		593,007
Executive Vice President and Genesis Rehabilitation Services (commencing February 2, 2015)	2015	407,730	220,110	—		627,840
JoAnne Reifsnyder	2016	364,998	108,560	42,763	(3)	473,558
Executive Vice President Clinical Operations and Chief Nursing Officer (commencing February 2, 2015)	2015	329,327	181,830	—		511,157

(1)               The amounts shown represent the aggregate grant date fair value of the respective equity awards granted in the year indicated, as computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-vested restricted stock units granted in 2016 is based on the probable outcome of the performance criteria calculated in accordance with FASB ASC Topic 718. If performance had been assumed at the maximum level of attainment, the amounts reported would have been: Mr. Hager, $440,000; Mr. DiVittorio, $195,200; Mr. Reitz, $225,600; Mr. Hirschfeld, $201,600; and Ms. Reifsnyder, $147,200.  For a discussion of the valuation assumptions for the 2016 awards, see Footnote 14, Stock-Based Compensation, to our 2016 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. For additional information regarding equity awards granted in 2016, including a description of the vesting terms of the performance-vested restricted stock, see “Compensation Discussion and Analysis — Equity Awards.”

(2)               Consists of premiums paid by the company on a $3.0 million whole life insurance policy on behalf of Mr. Hager.

(3)               Consists of reimbursement of tuition for continuing education.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during fiscal year 2016.

						All Other
					Estimated Future	Stock Awards:
					Payouts	Number	Grant Date Fair
		Estimated Future Payouts Under Non-			Under Equity	of Shares	Value of Stock
		Equity Incentive Plan Awards(1)			Incentive Plan	of Stock	And Option
		Threshold	Target	Maximum	Awards(2)	or Units(3)	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($)(4)
Mr. Hager	6/8/2016	—	—	—	137,500	—	104,500
	6/8/2016	—	—	—	—	137,500	220,000
	6/8/2016	164,400	822,000	986,400	—	—	—
Mr. DiVittorio	6/8/2016	—	—	—	61,000	—	46,360
	6/8/2016	—	—	—	—	61,000	97,600
	6/8/2016	86,000	430,000	516,000	—	—	—
Mr. Reitz	6/8/2016	—	—	—	70,500	—	53,580
	6/8/2016	—	—	—	—	70,500	112,800
	6/8/2016	99,000	495,000	594,000	—		—
Mr. Hirschfeld	6/8/2016	—	—	—	63,000	—	47,880
	6/8/2016	—	—	—	—	63,000	100,800
	6/8/2016	88,800	444,000	532,800	—		—
Ms. Reifsnyder	6/8/2016	—	—	—	46,000	—	34,960
	6/8/2016	—	—	—	—	46,000	73,600
	6/8/2016	73,000	365,000	438,000	—	—	—

(1)         These columns address the annual cash bonus program.  See “Compensation Discussion and Analysis - 2016 Named Executive Officer Compensation - Annual Cash Bonus” for a more complete description of the 2016 ICP and the actual 2016 bonus payouts to the Named Executive Officers.

(2)         This column addresses the equity awards that are performance-based.  See “Compensation Discussion and Analysis - 2016 Named Executive Officer Compensation - Long Term Equity Incentives” for more information on the vesting of these awards.

(3)         This column addresses the equity awards that are solely time-based.  See “Compensation Discussion and Analysis - 2016 Named Executive Officer Compensation - Long Term Equity Incentives” for more information on the vesting of these awards.

(4)         The actual value, if any that an executive may realize upon the vesting of the applicable stock depends on the stock price on the date of vesting. There is no assurance that the value realized by an executive will be at or near the grant date fair value, or that the particular awards will actually vest either in whole or in part.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2016.

					Equity Incentive
			Market	Equity Incentive	Plan Awards;
		Number of	Value of	Plan Awards;	Market or Payout
		Shares or	Shares or	Number of	Value of
		Units of	Units of	Unearned Shares,	Unearned Shares,
		Stock That	Stock That	Units or Other	Units or Other
		Have Not	Have Not	Rights That Have	Rights That Have
		Vested (#)(1)(2)	Vested ($)	Not Vested(#)(3)(2)	Not Vested ($)
		Time Based		Performance Based
Name	Grant Date	Restricted Stock Units		Restricted Stock Units
Mr. Hager	6/8/2016	137,500	584,375	137,500	584,375
	6/3/2015	37,667	160,085	56,500	240,125
Mr. DiVittorio	6/8/2016	61,000	259,250	61,000	259,250
	6/3/2015	17,000	72,250	25,500	108,375
Mr. Reitz	6/8/2016	70,500	299,625	70,500	299,625
	6/3/2015	19,334	82,170	29,000	123,250
Mr. Hirschfeld	6/8/2016	63,000	267,750	63,000	267,750
	6/3/2015	15,333	65,165	23,000	97,750
Ms. Reifsnyder	6/8/2016	46,000	195,500	46,000	195,500
	6/3/2015	12,666	53,831	19,000	80,750

(1)         Consists of time-based restricted stock units that vest ratably over a three-year period from the date of grant, with one-third vesting on each anniversary of the grant date, subject to the grantee’s continued service to the company.

(2)         The number of shares shown in this column reflects the maximum number of shares that could vest after December 31, 2016 if the applicable vesting criteria are met.  The corresponding value shown was calculated by multiplying the number of shares shown in the table by $4.25, the closing price of our Class A common stock on the NYSE on December 30, 2016 (the last business day of the year).

(3)         Consists of performance-based restricted stock units that vest at a rate of 33%, if at all, three years after the date of grant if prior to such date the company’s stock trading price on the NYSE closes at or above each of three specified thresholds for 30 consecutive days within the three year period following the date of grant.  The specified thresholds are $3.60, $4.50 and $4.80 for the June 8, 2016 awards and $8.70, $11.00 and $12.00 for the June 3, 2015 awards.

Option Exercises and Stock Vested

The following table summarizes the vesting of restricted stock units for each of our Named Executive Officers for the year ended December 31, 2016.  None of our Named Executive Officers held or exercised any stock options during the year ended December 31, 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Mr. Hager	18,833	36,724
Mr. DiVittorio	8,500	16,575
Mr. Reitz	9,666	18,849
Mr. Hirschfeld	7,667	14,951
Ms. Reifsnyder	6,334	12,351

(1)               The value realized was calculated by multiplying the number of shares that vested on the date of vesting by the closing market price per share of our Class A common stock on the New York Stock Exchange, which was $1.95 on June 3, 2016.

Employment Agreements

Employment Agreements with the Named Executive Officers

George V. Hager, Jr. On February 2, 2015, in connection with the closing of the Combination, we entered into an employment agreement with Mr. Hager which sets forth the terms and conditions of his service with the company as its Chief Executive Officer following the closing of the Combination.  Mr. Hager’s agreement became effective as of the closing and will continue in effect for an initial term until March 31, 2020, subject to automatic renewals of additional successive one-year periods unless either party provides at least 90 days’ advance notice of non-renewal. Mr. Hager’s employment agreement provides that his base salary, which is currently $822,000, will be reviewed periodically and may be increased, but not decreased, in an effort to maintain Mr. Hager’s compensation level at market as compared to other CEOs in companies of a similar size and in the same industry. Mr. Hager is eligible for a target annual bonus of 100% of his base salary. In addition, Mr. Hager will be eligible to participate in company sponsored long-term incentive plans, including equity incentive plans, on terms and conditions similar to other executive officers generally, the amount and terms of which will be set by the Compensation Committee. Mr. Hager will also be entitled to participate in any welfare benefit plans and pension, retirement, profit sharing, deferred compensation or savings plans sponsored by the company and will be entitled to receive perquisites generally provided to other executive officers of the company, as well as $3 million of “whole life” life insurance coverage.

Mr. Hager’s employment agreement provides that the company shall pay severance benefits in certain situations upon his termination of employment.  See below under “Potential Payments Upon Termination or Change in Control” for a description of such severance benefits.

Mr. Hager’s employment agreement includes a non-competition provision that states that Mr. Hager will not, subject to certain listed exceptions, compete with, or solicit the company’s customers or employees during employment and for the two-year (one-year in the case of non-renewal of the term by the company) period following the termination of employment (provided that the non-competition restriction does not apply upon non-renewal of the term by Mr. Hager). The employment agreement also contains covenants relating to the treatment of confidential information and 2-year post-termination cooperation provisions.

Thomas DiVittorio, Robert (“Mike”) Reitz, Daniel Hirschfeld and JoAnne Reifsnyder.  On February 2, 2015, in connection with the closing of the Combination, we entered into an employment agreement with each of Messrs. DiVittorio, Reitz and Hirschfeld and Ms. Reifsnyder. Mr. Reitz retired effective December 31, 2016, and accordingly his agreement is no longer in effect.  The employment agreements became effective as of the closing for an initial term of two years and (other than Mr. Reitz’s agreement) will automatically renew for successive one-year periods unless either party provides at least 90 days’ advance notice of non-renewal. The annual base salaries for the current executives are currently $430,000 for Mr. DiVittorio, $444,000 for Mr. Hirschfeld and $365,000 for Ms. Reifsnyder. Their base salaries will be reviewed periodically and may be increased, but not decreased, by the company.  In addition, they are eligible to participate in company sponsored long-term incentive plans, including equity incentive plans, on terms and conditions similar to other senior executive officers generally and at a level generally consistent with his or her position.

Each of the current executives is eligible to participate in any welfare benefit plans, pension, retirement, profit sharing, deferred compensation or savings plans sponsored by the company and is entitled to receive perquisites generally provided to other senior officers of the company. The employment agreements provide that if the officer’s employment is terminated by the company without cause or by non-renewal or by the executives for good reason (each as defined in the agreement), and he or she executes a mutual release of claims, he or she will be eligible to receive certain severance benefits, which are described below under “Potential Payments Upon Termination or Change in Control.”

The employment agreements include a non-competition provision that states that the executive will not, subject to certain listed exceptions, compete with, or solicit the company’s customers or employees during employment and for the one-year period following termination (provided that the non-competition restriction does not apply upon non-renewal of the term by such officer). The agreements also contain covenants relating to the treatment of confidential information and two-year post-termination cooperation provisions. The form of the release also contains a non-disparagement covenant.

Potential Payments Upon Termination or Change in Control

Mr. Hager’s employment agreement provides that if his employment is terminated by the company without cause or due to disability or by Mr. Hager for good reason (each as defined in the agreement), and he executes a mutual release of claims (if required by the company) and he continues to comply with all applicable restrictive covenants, he will receive (i) the greater of (a) his base salary for the remainder of his employment term, plus the bonus amount for the previous year, or (b) two times Mr. Hager’s highest base salary from the prior three years of service plus two times his target bonus for the year of termination, in each case payable over a two-year period after termination; (ii) a pro-rated annual bonus for the year of termination; (iii) the continuation of certain insurance benefit plans for two years following termination; and (iv) full vesting of all equity-based awards, to the extent unvested upon his termination. In the case of Mr. Hager’s death, the company will pay a lump sum equal to his base salary from the date of termination to the end of his employment term and a pro rata bonus for the year of termination. Mr. Hager’s employment agreement provides that if his employment term is terminated by non-renewal by the company or by Mr. Hager, he will receive continued base salary for one year after termination. The employment agreement does not include provisions for payments upon a change in control or termination following a change in control, other than the severance benefits described above.

The employment agreements for each of Mr. DiVittorio, Mr. Hirschfeld and Ms. Reifsnyder provide that if the officer’s employment is terminated by the company without cause or by non-renewal or by the executives for good reason (each as defined in the agreement), and he or she executes a mutual release of claims, he or she will be eligible to receive: (i) his or her average base salary over the prior two years, payable over a one-year period after termination; (ii) the average total of all of his or her annual bonuses earned as incentive compensation (but not any long-term incentive awards) over the most recent two years, payable over a one-year period after termination; (iii) the continuation of certain insurance benefit plans for two years following termination; and (iv) vesting of equity-based awards continues on applicable vesting date(s) provided that recipient executes a separation and release of claims agreement. In the case of his or her death or disability, the company will pay him or her a pro-rata bonus for the year of termination and all of his or her equity-based awards will fully vest, to the extent unvested upon termination.  The employment agreements do not include provisions for payments upon a change in control or termination following a change in control, other than the severance benefits described above.

The equity award agreements for each of the Named Executive Officers provide for the immediate vesting, upon a change in control, of the executive’s unvested time-based restricted stock units and unvested performance-based restricted stock units for which the performance targets have been achieved as of the date of the change in control.

In accordance with the requirements of the rules of the SEC, the following table presents our reasonable estimate of the benefits payable to the Named Executive Officers under our employment agreements assuming that the employee was terminated on December 31, 2016.   Excluded from the table below are benefits provided to all employees, such as unused accrued vacation. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a termination of employment the Named Executive Officers would receive the amounts reflected below.  Mr. Reitz received no severance payments by reason of his retirement effective December 31, 2016, and accordingly he is omitted from the table below.

	Involuntary Termination by Company without Cause or by Employee for Good Reason					Non-Extension of Employee’s Employment Agreement
	Cash Severance ($)	Bonus Payment ($)	Equity Acceleration ($)(1)	Health Benefits ($)(2)	Total ($)	Cash Severance ($)	Bonus Payment ($)	Equity Acceleration ($)(1)	Health Benefits ($)(2)	Total ($)
Mr. Hager	1,644,000	1,644,000	939,233	15,000	4,242,233	822,000	—	939,233	15,000	1,776,233
Mr. DiVittorio	416,249	—	417,920	15,000	849,169	416,249	—	417,920	15,000	849,169
Mr. Hirschfeld	442,683	—	422,165	15,000	879,848	442,683	—	422,165	15,000	879,848
Ms. Reifsnyder	354,999	—	314,496	15,000	684,495	354,999	—	314,496	15,000	684,495

(1)   Represents, for Mr. Hager, the aggregate value of his unvested restricted stock units that accelerate upon termination of employment and, for the other Named Executive Officers, the aggregate value of his or her unvested restricted stock units that remain eligible for continued vesting post-termination. The value of the restricted stock units is based on the closing price of our common stock on December 31, 2016 ($4.25), which was the last trading day of 2016.

(2)   Represents the estimated payments for continued medical, dental, vision, life and disability insurance coverage, each for a period of two years, based on our current estimated costs to provide such continued coverage.

Director Compensation

In 2016, our directors who were also employees of our company were not separately compensated for their services as directors.  The fees payable to Joshua Hausman, who was a director until November 18, 2016, were paid, at Mr. Hausman’s request, to Onex Partners Manager LP.

In March 2015, our board of directors adopted its current non-employee director compensation policy. Pursuant to the policy, members of our board of directors who are not employed by us or any of our subsidiaries will receive an annual cash retainer of $75,000, payable in equal quarterly installments, for their service on the board of directors. Additionally, the chairpersons of our Compensation Committee and Corporate Governance Committee will receive an additional $20,000 annual fee for their service in that capacity, and the other members of those respective committees will receive an annual fee of $8,000 for their service on the committees, in each case payable in equal quarterly installments. The chairperson of our Audit Committee will receive an additional $30,000 annual fee for his service in that capacity, and the other members of the Audit Committee will receive an annual fee of $12,000 for their service on the Audit Committee, in each case payable in equal quarterly installments. Furthermore, our Chairman of the board of directors will receive an additional $100,000 annual fee for his service in that capacity. This additional fee to our Chairman of the board of directors will be payable in equal quarterly installments, and may be made, at the Chairman’s election, either in cash or in shares of our Class A common stock. For 2015 the Chairman has elected to receive this additional fee in cash. For future years he must make an irrevocable election with respect to the form of payment of this additional fee prior to the commencement of the applicable year. Our Lead Independent Director will also receive an annual cash fee of $10,000 for his service in that capacity.

In addition to the foregoing compensation that our applicable directors will receive under our non-employee director compensation policy adopted in March 2015, each non-employee director will also receive an annual award of restricted stock units valued (based on the closing price of our Class A common stock on the NYSE on the date of grant) at $120,000. The policy provides that the awards will be made on an annual basis on the date that our Compensation Committee grants regular annual equity awards to the company’s officers and other employees. The shares granted to the non-employee directors will vest in full one year from the date of grant (subject to continued service), and the vesting of the shares will accelerate in full upon the death or disability of the grantee, or upon a change in control of our company (as defined in the applicable equity incentive plan under which the awards are granted).  On June 8, 2016, the closing price per share of our Class A common stock was $1.60, which would have resulted in the non-employee directors receiving an annual equity award of 75,000 restricted stock units, but the members of the board of directors agreed to use a $3.00 per share price to calculate the number of equity awards because the Compensation Committee had used a $3.00 per share price to calculate the equity awards that were granted to the Named Executive Officers. As a result, the non-employee directors received an annual equity award of 40,000 restricted stock units in 2016.

Lastly, each of our non-employee directors will be reimbursed for out-of-pocket expenses incurred for attendance at board and committee meetings.  We do not offer our non-employee directors any perquisites or other forms of compensation for service on our board of directors.

Director Compensation Table

The following table summarizes the compensation received by our non-employee directors for their services during fiscal year 2016.  As noted above, Mr. Hager, as an employee director, did not receive additional compensation for his service on our board of directors in 2016.

Director	Fees Earned or Paid In Cash($)(1)	Stock Awards ($)(2)	Other Compensation ($)	Total ($)
James H. Bloem	105,000	64,000	—	169,000
John F. DePodesta	104,000	64,000	—	168,000
Robert H. Fish	103,000	64,000	—	167,000
Steven Fishman (3)	175,000	64,000	—	239,000
Robert Hartman	83,000	64,000	—	147,000
Joshua Hausman (4)	—	—	—	—
James V. McKeon	83,000	64,000	—	147,000
David Reis	86,000	64,000	—	150,000
Glenn S. Schafer	97,000	64,000	—	161,000
Arnold Whitman	83,000	64,000	—	147,000

(1)         Represents fees paid to directors for their service on our board of directors and its committees as described above.

(2)         The amounts shown represent the aggregate grant date fair value of all stock awards granted in 2016, as computed in accordance with FASB ASC Topic 718, which for each non-employee director consisted of an award of 40,000 restricted stock units granted on June 8, 2016 (based on the closing price of our Class A common stock of $1.60 on that date). Each restricted stock unit represents the contingent right to receive one share of our Class A common stock. The restricted stock units vest in full on June 8, 2017.  As of December 31, 2016, each of the directors who was then serving held 40,000 unvested restricted stock units and no other unvested equity compensation awards.

(3)         Mr. Fishman resigned from our board of directors on April 7, 2017.

(4)         Mr. Hausman resigned from our board of directors on November 18, 2016.  Mr. Hausman had directed the company to pay the compensation that he was entitled to for his services on our board of directors to Onex Partners Management LP (“Onex Partners”), for which he serves as a Managing Director.  Pursuant to such arrangement, the company remitted to Onex Partners $83,000 in fees and $109,634 in lieu of the stock awards for services during 2016.

Compensation Risk Assessment

In 2016, our Compensation Committee and management reviewed the design and operation of our compensation programs. The review included an assessment of the level of risk associated with our executive compensation program as well as incentive plans at other levels of the organization. As part of this review, the Compensation Committee identified the following features of our compensation programs which serve to mitigate excessive or unnecessary risk taking:

•                  We believe that we have an appropriate mix of pay elements, well-balanced between fixed and variable, and short- and long-term elements;

•                  We intend base salaries to be sufficient to discourage undue risk-taking to meet incentive goals;

•                  Our incentive plans and equity awards use a diversified set of financial, nonfinancial (including quality of care) and individual performance metrics that are measured at a combination of organization levels;

•                  Incentive plan goals are intended to create long-term value for stockholders;

•                  Financial goals and opportunities are set at levels that are attainable without taking inappropriate risks;

•                  Incentive opportunities are capped so that upside potential does not encourage detrimental risk-taking;

•                  Incentive plans define a range of performance over which payouts may be earned, including at levels below target, rather than an “all-or-nothing” approach;

•                  Long-term incentive (equity) awards provide a mix of vehicles, including performance-based and time-vested restricted stock units, which are vested or earned over a multi-year period;

•                  Different performance measures are used in the short- and long-term incentive plans (financial performance targets for the ICP and stock price hurdles for our performance-based equity awards), providing balance and mitigating risks associated with focusing on a single metric; and

•                  Award accruals and payments are monitored on an ongoing basis by management, and with respect to our executive officers, by the Compensation Committee.

Additional features of our executive compensation program include:

•                  The Compensation Committee provides ongoing oversight;

•                  The Compensation Committee sets performance measures and goals under the annual incentive plan to ensure resulting payouts are appropriate given the performance achieved;

•                  The Compensation Committee considers information from comparable companies when evaluating compensation levels and incentive opportunities, thereby avoiding unusually high pay opportunities relative to our peers or the market generally; and

•                  Our incentive plans incorporate the exercise of (negative) discretion on the part of the Compensation Committee, which allows them to make downward adjustments of payouts in response to our financial or operating performance.

We believe that our compensation programs effectively link performance-based compensation to the achievement of long-term and short-term goals and do not encourage unnecessary or excessive risk taking. We also believe that our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any other entity that has executive officers who have served on our board of directors or compensation committee. John F. DePodesta, Robert H. Fish, David Reis and Arnold Whitman served as the members of the Compensation Committee during 2016.  Messrs. Fish, Reis and Whitman are parties to various agreements that are considered related party transactions, as follows:

Mr. Fish is a party to a retention and separation payment program that was adopted by Skilled Healthcare prior to the Combination that was applicable to its executive officers in connection with the Combination. Each of the executive officers entered into customary separation and release agreements with the company upon their respective terminations of employment, which gave effect to the retention and separation payments. Mr. Fish’s program included the continuation of his healthcare benefits until January 31, 2017.

Messrs. Reis and Whitman, along with Messrs. Fishman, Hartman and Neuberger, indirectly beneficially hold ownership interests in FC PAC Holdings, LLC (“FC PAC”) totaling less than 10% in the aggregate.   Some of the company’s healthcare centers have entered into agreements, in the ordinary course of business and on arms-length terms, with companies that are owned indirectly by FC PAC. Pursuant to those agreements, such companies provide hospice, mobile radiology and laboratory/diagnostic services to approximately 150, 425 and 180 of the company’s centers, respectively. We are unable to estimate the approximate dollar amount of these transactions because, depending upon the circumstances of each transaction, payments may be made by the center to the provider, by the provider to the center or by a third party payor to the provider or the center.

Messrs. Reis and Whitman, along with Messrs. Fishman, Hartman and Neuberger, beneficially own a majority of the ownership interests of Consulate Health Care (“Consulate”). Genesis Rehabilitation Services (“GRS”), a subsidiary of the company, has entered into approximately 205 agreements, in the ordinary course of business and on arms-length terms, with healthcare centers operated by Consulate pursuant to which GRS provides therapy and respiratory services to such centers. Messrs. Fishman, Hartman, Neuberger, Reis and Whitman indirectly hold ownership interests in Lavie Care Centers, LLC, the parent company of Consulate. While it is difficult to determine the approximate dollar amount of these transactions, we estimate that that the aggregate dollar amount of payments to GRS for these transactions during 2016 was approximately $155 million.

The company holds an approximate 6.8% ownership interest in National Home Care Holdings, LLC (doing business as Millennium Home Care, “NHCH”) and Messrs. Whitman and Reis, along with Messrs. Fishman and Hartman, hold, directly or indirectly, an ownership interest in NHCH totaling less than 10% in the aggregate. The company is a party to certain joint venture agreements with Messrs. Fishman, Whitman, Reis and Hartman regarding NHCH. GRS has entered into a therapy services agreement with NHCH in the ordinary course of business and on arms-length terms, pursuant to which GRS provided therapy services to NHCH in an approximate amount of $250,000 in 2016.

Mr. Whitman, along with Messrs. Hartman and Fishman, directly or indirectly hold ownership interests in Glenwood Realty totaling approximately 39% in the aggregate. A subsidiary of the company entered into a lease, in the ordinary course of business and on arms-length terms, pursuant to which it leases two centers in Alabama from Glenwood Realty. The annualized rent paid to the landlord is currently approximately $1.4 million.

Messrs. Reis and Whitman, along with Messrs. Fishman, Hartman and Neuberger, indirectly beneficially hold ownership interests in FC Domino Acquisition, LLC (“FC Domino”) totaling less than 10% in the aggregate.  On July 1, 2015, in the ordinary course of business and on arms-length terms, a subsidiary of the company acquired 21 out-patient therapy clinics from FC Domino in exchange for a $1.0 million promissory note, which note remains outstanding as of April 24, 2017.

Messrs. Reis and Whitman, along with Messrs. Fishman, Hartman and Neuberger, indirectly beneficially hold ownership interests in FC Compassus LLC (“FC Compassus”) totaling less than 10% in the aggregate.  On May 1, 2016, in the ordinary course of business and on arms-length terms, the company sold the hospice and home health businesses that were operated by subsidiaries of the company to FC Compassus for a purchase price of $84.0 million.  The purchase price was paid $72.0 million in cash and $12.0 million by the delivery to the company of a promissory note.

Mr. Whitman, along with the holders of a majority of the voting power of the company’s common stock (the “Stockholders”), entered into a Second Amended and Restated Voting Agreement, dated July 29, 2016 (the “Voting Agreement”), pursuant to which they agreed that, with respect to all shares of Class A Common Stock and Class C Common Stock of which each Stockholder is the owner or otherwise holds the power to direct the vote at any particular future point in time (the “Shares”): (a) the Stockholders shall vote all of their Shares as determined by the Stockholders holding (i) with regard to the election of directors of the company, a majority of the Shares held by the Stockholders, and (ii) with regard to all other matters, at least seventy-five percent of the Shares held by the Stockholders; and (b) if, (i) with regard to any nominee for election as a director, Stockholders holding at least a majority of the Shares held by the Stockholders cannot agree, the Stockholders shall abstain or vote all of their Shares against such nominee, and (ii) with regard to all matters other than the election of directors, Stockholders holding at least seventy-five percent of the Shares held by the Stockholders cannot agree, the Stockholders shall abstain or vote all of their Shares against such matter. Accordingly, the Stockholders act as a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, in voting on all matters, including the election of directors.   The Shares and OP units beneficially owned by the parties to the Voting Agreement represent approximately 67.3% of the outstanding shares of our Class A Common Stock on a fully as-converted and as-exchanged basis, and approximately 57.4% of the voting power of the company.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are seeking non-binding advisory stockholder approval of the compensation of our Named Executive Officers as disclosed in the section of this proxy statement entitled “Executive Compensation.” The vote does not address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, each of the board of directors and the Compensation Committee will review the voting results in connection with its regular evaluation of our compensation programs.

Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders of Genesis Healthcare, Inc. hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure in the company’s proxy statement for the 2017 Annual Meeting of Stockholders.

The compensation paid to our executive officers is based on an overall program design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures (including quality of care) that the board of directors and Compensation Committee believe promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the foregoing Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation, the terms of our annual performance plan and our long-term incentive awards, as well as the terms of our executives’ employment agreements, are designed to enable us to attract and maintain top talent while, at the same time, aligning performance and compensation.

Our board of directors believes that the design of our compensation programs, the information provided above and the disclosure in the Compensation Discussion Analysis section of this proxy statement demonstrate the aforementioned objectives. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal 2 above, our stockholders are being provided the opportunity to cast an advisory vote on the compensation of our Named Executive Officers.  This Proposal 3 affords stockholders the opportunity to cast a non-binding advisory vote on how often we should include an advisory vote on executive compensation in our proxy materials for future annual stockholder meetings. Under this Proposal 3, stockholders may vote to have future advisory votes on executive compensation every year, every two years or every three years, or may abstain from voting.

We believe that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their views on our executive compensation program. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders in these advisory votes on executive compensation and will continue to consider the outcome of these votes in making its decisions on executive compensation.

In voting on this proposal, stockholders will be able to indicate their preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years.  Stockholders that do not have a preference regarding the frequency of future advisory votes on executive compensation should abstain from voting on the proposal.  Stockholders will not be voting to approve or disapprove the recommendation of the board of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” “EVERY YEAR” AS THE FREQUENCY FOR HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AUDIT COMMITTEE REPORT

Following is the report of the Audit Committee with respect to the company’s audited consolidated balance sheets as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2016 and the notes thereto.

The Audit Committee has reviewed and discussed our audited financial statements (including the quality of the company’s accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and any changes in those controls that will, or are reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.

The Audit Committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. Further, the Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedules.

The Audit Committee has also received written disclosures and the letter from KPMG LLP required by applicable requirements of Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of Genesis Healthcare, Inc. that its audited financial statements for the fiscal year ended December 31, 2016 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by:	James H. Bloem (Chair) John F. DePodesta Glenn S. Schafer Members of the Audit Committee

PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of KPMG LLP is expected to attend the annual meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the ability of the Audit Committee to select KPMG LLP as our independent registered public accounting firm, we believe such ratification is desirable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of KPMG LLP as our independent registered public accounting firm. If the stockholders do not ratify the selection of KPMG LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, that the Audit Committee may select KPMG LLP notwithstanding the failure of the stockholders to ratify its selection. If the appointment of KPMG LLP is ratified, the Audit Committee will continue to conduct an ongoing review of KPMG LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace KPMG LLP at any time.

For the fiscal year ended December 31, 2014, Ernst & Young LLP served as our independent registered public accounting firm. On February 16, 2015, the Audit Committee chose to (i) dismiss Ernst & Young LLP as our independent registered public accounting firm and (ii) formally engage KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2015.  For additional information regarding the change in independent registered public accounting firm, please see “—Dismissal of Independent Registered Public Accounting Firm” below.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Independent Registered Public Accounting Firm

KPMG LLP, which served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015, provided audit, audit-related and tax services to us during those fiscal years. The following table presents fees for professional services rendered by our independent registered public accounting firm:

Type of Fees	Fiscal 2016	Fiscal 2015
Audit Fees	$4,010,000	$4,370,000
Audit-Related Fees	93,500	93,500
Tax Fees	633,342	1,858,628
All Other Fees	47,009	5,000
Total	$4,783,851	$6,327,128

Audit Fees

This category includes fees associated with our annual audit and the review of our quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.  In 2015, this category included assistance with the review of our SEC registration statements.

Audit-Related Fees

This category includes fees associated with accounting consultations and attestation services attributable to retirement plan compliance audits.

Tax Fees

In 2016, this category included $425,000 in fees associated with tax return preparation and $208,342 in fees associated with tax planning and advice. In 2015, this category included $1,858,628 in fees associated with tax planning and advice.

All Other Fees

In 2016, this category included $5,000 in fees associated with cost reporting software and $42,009 in fees related to other advisory services.  In 2015, this category included $5,000 in fees associated with cost reporting software.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is required to pre-approve audit or non-audit services before the independent auditor is engaged by the company or its subsidiaries. The Chairman of the Audit Committee is also authorized to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting.  In fiscal years 2016 and 2015 all audit fees, audit-related fees, and tax fees were pre-approved in accordance with the Audit Committee’s charter.

The Audit Committee specifically approved all of the audit and non-audit services performed by KPMG LLP and determined the rendering of such non-audit services was compatible with maintaining the independence of KPMG LLP.

Dismissal of Independent Registered Public Accounting Firm

The Combination of Skilled Healthcare Group, Inc. and FC-GEN was treated as a “reverse acquisition” for accounting purposes and, as such, the historical financial statements of the accounting acquirer, FC-GEN, which were audited by KPMG LLP, will become the historical financial statements of Genesis Healthcare, Inc.

On February 16, 2015, the Audit Committee chose to (i) dismiss Ernst & Young LLP as our independent registered public accounting firm, and (ii) formally engage KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2015. The dismissal of Ernst & Young LLP became effective upon the issuance by Ernst & Young LLP of its reports on the company’s consolidated financial statements as of and for the fiscal year ending December 31, 2014 and the effectiveness of internal control over financial reporting as of December 31, 2014 for inclusion in the company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014.

Ernst & Young LLP’s reports on the company’s financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during the company’s two most recent fiscal years and through the date of this report, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We provided Ernst & Young LLP with a copy of the foregoing disclosures and requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether it agreed with the above statements made by the company. A copy of such letter, dated February 19, 2015, is filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed on February 20, 2015.

During the fiscal years ended December 31, 2014 and 2013, and subsequent period through the date of this report, neither the company nor anyone on its behalf consulted with KPMG LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the company’s financial statements, and neither a written report nor oral advice was provided to the company that KPMG LLP concluded was an important factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL 5: APPROVAL OF AMENDED AND RESTATED

GENESIS HEALTHCARE, INC. 2015 OMNIBUS EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the Amended and Restated Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan (the “2015 Plan”).  The stockholders previously approved the 2015 Plan on June 3, 2015.  Effective March 8, 2017, the board of directors amended the 2015 Plan, subject to the approval of stockholders, to (i) increase the number of shares of our Class A common stock that may be issued under the 2015 Plan by 3,200,000 shares, (ii) establish additional limits on the compensation payable to the non-employee members of our board of directors and (iii) extend the term of the 2015 Plan from June 3, 2025 to March 8, 2027, each as described below in more detail.

If the 2015 Plan is not approved by our stockholders as amended and restated and described herein, the 2015 Plan will, subject to any subsequent amendment or termination, continue in effect pursuant to its terms without regard to those amendments.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED GENESIS HEALTHCARE, INC. 2015 OMNIBUS EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

The information set forth in the “Equity Compensation Plan Information” table on page 16 of this proxy statement may be relevant to your consideration of this Proposal 5.

Historical Annual Share Usage

While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity awards.

Although our future incentive compensation practices will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the additional shares of common stock that we are requesting will enable us to continue to utilize stock-based awards as a significant component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. In determining the number of additional shares we are requesting, we considered an analysis of the company’s overall equity plan dilution and annual share utilization (“burn rate”) relative to a peer group of comparable companies. The results of the analysis indicated that, if stockholders approve the additional shares being requested pursuant to this Proposal 5, our overall plan dilution (shares available and outstanding grants) would be slightly above that of the peer group (at approximately 15% versus approximately 14.3% for the peer group at the 50th percentile).

Overhang

As of December 31, 2016, we had approximately 20.2 million shares of our common stock subject to outstanding equity awards or available for future equity awards under the 2015 Plan or subject to outstanding equity awards under the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Prior Plan”), which collectively represented approximately 13% of our fully diluted shares of common stock outstanding (or, the “overhang percentage”) as of that date. The 3.2 million new shares to be included in the 2015 Plan share reserve pursuant to this Proposal 5 would increase the overhang percentage as of April 10, 2016 (which reflects our outstanding share capital on a post-Combination basis) to approximately 15%.

Share Usage

The annual share usage under the company’s equity compensation program for the last three fiscal years is set forth in the following table. For purposes of calculating dilution, unlike restricted stock, restricted stock units are not shares of common stock. As a result, restricted stock units are not included in our basic weighted average common shares outstanding in the table below, and they are therefore added to the number of basic weighted average common shares outstanding for purposes of calculating dilution.

	Fiscal Year 2016	Fiscal Year 2015	Fiscal Year 2014	Average
(A) Stock Options Granted	—	—	—	—
(B) Restricted Stock Granted	—	—	874,714	291,571
(C) Performance-Based Restricted Stock Units Granted	2,248,865	1,751,875	—	1,333,580
(D Time-Based Restricted Stock Units Granted	2,974,703	3,196,343	72,848	2,081,298
(E) Total Awards Granted (Excluding Stock Options) (B+C+D)	5,223,568	4,948,218	947,562	3,706,449
(F) Total Awards Granted (Including Stock Options) (A+E)	5,223,568	4,948,218	947,562	3,706,449
(G) Basic Weighted Average Common Shares Outstanding	89,873,413	85,755,215	38,124,601	71,251,076
(H) Annual Share Usage (F / G)	5.8%	5.8%	2.5%	4.7%
(I) Dilution (F / [A+D+G])	5.6%	5.6%	2.5%	4.6%

Description of the 2015 Plan

The following is a summary of the material features of the 2015 Plan as amended and restated and subject to stockholder approval pursuant to this Proposal 5. This summary is qualified in its entirety by the full text of the 2015 Plan as so amended and restated, a copy of which is included as Exhibit A hereto.

Types of Awards

The 2015 Plan provides for the issuance of options, share appreciation rights (referred to as SARs), restricted shares, restricted stock units (referred to as RSUs), other share-based awards and cash awards to our officers, employees, directors, independent contractors and consultants.

Shares Available; Certain Limitations

The maximum number of shares of Class A common stock reserved and available for issuance under the 2015 Plan as amended and restated and subject to stockholder approval pursuant to this Proposal 5 will be equal to the sum of 22,200,000 plus (i) the number of shares of common stock reserved for issuance, but with respect to which awards were not made, under the Prior Plan (2,201,724 shares), and (ii) the number of shares of common stock subject to awards outstanding under the Prior Plan on the date the 2015 Plan first became effective that are forfeited, cancelled, exchanged or surrendered or if such an award otherwise terminates or expires without a distribution of shares to the plan participant. Notwithstanding the foregoing, shares of common stock surrendered or withheld under the Prior Plan as payment of either the exercise price of an award (including shares of common stock otherwise underlying an award of a share appreciation right that are retained by the company to account for the exercise price of such share appreciation right) and/or withholding taxes in respect of an award shall not be reserved for issuance under the 2015 Plan.

No individual (including any individual who is likely to be a “covered employee” for purposes of Section 162(m) of the Code) may be granted options or SARs during any fiscal year covering in excess of 2,000,000 shares or restricted shares, RSUs, or other share-based awards covering in excess of 1,000,000 shares during any single fiscal year. In addition, the maximum cash award that any such individual may receive with respect to a cash award in respect of any annual performance period is $2,500,000 and for any other performance period, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve (12).

The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee director, when aggregated with such non-employee director’s cash fees with respect to the fiscal year, shall not exceed $860,000 in total value ($1,220,000 for any non-employee director serving as Chairman of the board of directors), with the value of any such awards based on their grant date fair market value for financial reporting purposes.  Before its amendment and restatement as described in this Proposal 5, the 2015 Plan provided that no non-employee director would be granted awards in any consecutive 12-month period in respect of shares of common stock having a grant date fair market value of more than $750,000.

Shares of common stock subject to an award under the 2015 Plan that remain unissued upon the cancellation or termination of the award will again become available for grant under the 2015 Plan. However, shares of common stock that are surrendered by a participant or withheld as payment of the exercise price in connection with any award under the 2015 Plan, as well as any shares of common stock exchanged by a participant or withheld to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the 2015 Plan. If an award is denominated in shares, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2015

Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2015 Plan.

As of April 20, 2017, the per-share closing price of our Class A common stock on the New York Stock Exchange was $2.34.

Administration

The 2015 Plan will be administered by the board of directors, or if the board does not administer the 2015 Plan, a committee of the board that complies with the applicable requirements of Section 162(m) of the Code, Section 16 of the Securities Exchange Act of 1934 and any other applicable legal or stock exchange listing requirements (the board of directors or committee referred to above being sometimes referred to as the plan administrator). The plan administrator may interpret the 2015 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2015 Plan, provided that the plan administrator will not have the authority to re-price or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2015 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Shares and RSUs

Restricted shares and RSUs may be granted under the 2015 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, applicable to the grant of restricted shares. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2015 Plan and the applicable individual award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a stockholder during the restricted period, including the right to receive dividends declared with respect to such shares; provided, however, that dividends declared during the restricted period with respect to an award that vests or becomes payable upon the achievement of performance goals shall only become payable if (and to the extent) that the performance goals underlying the award are achieved. During the restricted period, participants with RSUs will generally not have any rights of stockholder, but may be credited with dividend equivalent rights if the applicable individual award agreement so provides.

Options

We may issue non-qualified stock options and “incentive stock options” or “ISOs” (within the meaning of Section 422 of the Code) under the 2015 Plan. No more than 8,500,000 shares may be made subject to ISOs (and as such, none of the additional 3,200,000 shares being requested pursuant to this Proposal 5 would be available for the grant of ISOs). The terms and conditions of any options granted to a participant will be set forth in an award agreement and, subject to the provisions in the 2015 Plan, will be determined by the plan administrator. The exercise price of any option granted under our 2015 Plan must be at least equal to the fair market value of a share of our common stock on the date the option is granted (110% of fair market value in the case of ISOs granted to ten percent stockholders). The maximum term of an option granted under our 2015 Plan is ten (10) years. The value of shares underlying incentive stock options that become exercisable for the first time in a particular year cannot exceed a value of $100,000 per participant, determined using the fair market value of the shares on the date of grant.

Subject to our 2015 Plan, the plan administrator will determine the vesting and other terms and conditions of options granted under our 2015 Plan and the plan administrator will have the authority to accelerate the vesting of any option in its sole discretion. Unless the applicable option award agreement provides otherwise, in the event of a participant’s termination of employment or service for any reason other than for cause, disability or death, such participant’s options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination and then expire. Unless the applicable option agreement provides otherwise, in the event of a participant’s termination of employment or service due to disability or death, such participant’s options (to the extent exercisable at the time of such termination) generally will remain exercisable until six (6) months after such termination and will then expire. Options that were not exercisable on the date of termination for any reason other than for cause will expire at the close of business on the date of such termination. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding options will expire at the commencement of business on the date of such termination. In no event, however, may an option be exercised after the expiration of its term.

Share Appreciation Rights

SARs may be granted under the 2015 Plan either alone or in conjunction with all or part of any option granted under the 2015 Plan. A free-standing SAR granted under the 2015 Plan entitles its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share common stock over the exercise price of the free-standing SAR multiplied by the number of shares in respect of which the SAR is being exercised. A SAR granted in conjunction with all or part of an option under the 2015 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. Each SAR will be granted with an exercise price that is not less than 100% of the fair market value of the related shares of common stock on the date of grant. Unless the applicable SAR award agreement provides otherwise, in the event of an participant’s termination of employment or service for any reason other than for cause, disability or death, such participant’s SARs (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination and then expire. Unless the applicable SAR award agreement provides otherwise, in the event of a participant’s termination of employment or service due to disability or death, such participant’s SARs (to the extent exercisable at the time of such termination) generally will remain exercisable until six (6) months after such termination and will then expire. SARs that were not exercisable on the date of termination for any reason other than for cause will expire at the close of business on the date of such termination. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding SARs will expire at the commencement of business on the date of such termination. The maximum term of all SARs granted under the 2015 Plan will be determined by the plan administrator, but may not exceed ten (10) years. The plan administrator may determine to settle the exercise of a SAR in shares of common stock, cash, or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Share-Based Awards

Other share-based awards, valued in whole or in part by reference to, or otherwise based on, shares of common stock (including dividend equivalents) may be granted under the 2015 Plan. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of shares of common stock to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in shares of common stock, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance goals). The rights of participants granted other share-based awards upon the termination of employment or service to the company will be set forth in the award agreement.

Cash Awards

Bonuses that are payable solely in cash may also be granted under the 2015 Plan, and may be granted contingent upon the achievement of performance goals. The rights of participants granted cash awards upon the termination of employment or service to the company will be set forth in the applicable award agreement.

Performance Goals

The vesting of awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code will be based upon one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, cash flow per share, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, quality of patient care, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xvii) any combination of, or a specified increase in, any of the foregoing, (xviii) economic value created; and (xix) share price or total stockholder return.

The criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliates, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The criteria will be determined in accordance with GAAP (to the extent applicable) and achievement of the criteria will require certification by the plan administrator. To the extent permitted by Section 162(m) of the Code, the plan administrator will have the authority to make equitable adjustments to the criteria in recognition of unusual or non-recurring events affecting us or any of our affiliates or our financial statements or the financial statements of any of our affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Equitable Adjustments

In the event of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of common stock, cash or other property), stock split, reverse stock split, share subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of common stock reserved for issuance under the 2015 Plan, (ii) the maximum number of shares of common stock that may be subject to awards granted to any participant in any calendar or fiscal year, (iii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2015 Plan, and (iv) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs and other share-based awards granted under the 2015 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the board may cancel the award without the payment of any consideration to the participant.  With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements.  Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control

In the event that a “change in control” of the company or FC-GEN, our major affiliate (in each case, as defined in the 2015 Plan) occurs, then (a) with respect to awards not subject to performance conditions, the restrictions (including exercise restrictions), deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested, (b) any award subject to performance conditions which are tied to a price of a share of common stock will only vest to the extent performance conditions are met as of the date of the change in control, and (c) any award subject to performance conditions which are not determined by reference to the price of a share of common stock will only vest to the extent performance conditions are on track to be met based on the performance through the date of the change in control, as determined in the sole discretion of the plan administrator. The plan administrator will also have the discretion to provide that all options or stock appreciation rights outstanding immediately prior to such change in control will expire on the effective date of such change in control.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of the minimum amount of applicable taxes required by law to be withheld with respect to any award granted under the 2015 Plan.

The company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2015 Plan

The 2015 Plan provides the board of directors with authority to amend, alter or terminate the 2015 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent.  Unless the board of directors determines otherwise, stockholder approval will be obtained for any amendment to the extent required to comply with Section 162(m) of the Code, the rules of any stock exchange on which Class A common stock may be traded or any applicable law. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent.

2015 Plan Term

The 2015 Plan as amended and restated and described in this Proposal 5 will, if approved by stockholders, expire on March 8, 2027, the tenth anniversary of its adoption of our board of directors.  If the 2015 Plan as amended and restated and described in this Proposal 5 is not approved by stockholders, it will expire on June 3, 2025, its expiration date determined without regard to such amendment and restatement of the 2015 Plan.  In any event, awards granted before the expiration of the 2015 Plan will remain outstanding in accordance with their terms.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2015 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2015 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the shares of common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Share Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares

A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions on transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

RSUs

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other awards granted under the 2015 Plan, including other share-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Section 162(m)

Section 162(m) of the Code denies a deduction for certain annual compensation in excess of $1,000,000 paid to individuals who are “covered employees” unless it qualifies as “performance-based compensation.” The plan administrator may make awards under the 2015 Plan to eligible participants who are covered employees (or to individuals whom the plan administrator believes may become covered employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. To qualify, the exercisability and/or payment of such awards must generally be subject to the achievement of performance criteria based upon one or more performance goals set forth in the 2015 Plan and to certification of such achievement in writing by the plan administrator. The performance criteria must be established in writing by the plan administrator not later than the time period prescribed under Section 162(m) of the Code.

New Plan Benefits

The future awards to be made under the 2015 Plan will be granted at the discretion of the plan administrator and accordingly are not determinable at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Related Person Transactions

Our board of directors has a written policy to which all related party transactions are subject. Related party transactions are transactions between us and our directors or members of senior management, as defined by Item 404 of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Under SEC rules, a related party is, or any time since the beginning of the last fiscal year was, a director, executive officer, nominee for director, a 5% stockholder of the company, or an immediate family member (as defined under applicable SEC rules) of any of the foregoing. A related party transaction is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related party had, has or will have a direct or indirect material interest. Pursuant to the policy, existing related party transactions are reviewed on an annual basis with the goals of ensuring that such transactions are being pursued in accordance with all of the understandings and commitments made at the time they were previously approved, ensuring that payments being made with respect to such transactions are appropriately reviewed and documented and reaffirming the continuing desirability of and need for each related party arrangement.

Newly proposed related party transactions are subject to review and approval by the Audit Committee. The information provided to the directors reviewing a transaction must be sufficiently comprehensive so that the Audit Committee can reach informed decisions about related party transactions.

In addition, our board of directors takes active measures to ensure that the entities providing these related party services are being held to the same standards that we would demand of unaffiliated third-party service providers and there is a clear and articulable reason for procuring the services from a related party.

Except as set forth below, each of the transactions identified below was approved by our Audit Committee.

Related Person Transactions

Separation Agreements with Named Executive Officers

Prior to the Combination, Skilled Healthcare Group’s Compensation Committee adopted certain retention and separation payment programs applicable to its executive officers in connection with the Combination. Each of the executive officers entered into customary separation and release agreements with the company upon their respective terminations of employment, which gave effect to the retention and separation payments. Mr. Fish, who remains a member of our board of directors, participated in the aforementioned programs, part of which includes the continuation of his healthcare benefits for a period of 24 months following his termination of employment as our Chief Executive Officer upon the completion of the Combination in February 2015.

Tax Receivable Agreement

In connection with the closing of the Combination, on February 2, 2015, we entered into a tax receivable agreement (the “TRA”) with certain members of FC-GEN, which is now a subsidiary of Genesis Healthcare, Inc. that provides for the payment by us to such members of FC-GEN of 90% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (a) any increase in tax basis attributable to the exchange of FC-GEN Class A Units for shares of Class A Common Stock by such members of FC-GEN and (b) the tax benefits related to imputed interest we are deemed to pay under the Code or any provision of state, local or non-U.S. tax law as a result of our payment obligations to such members under the TRA.

The holders of FC-GEN Class A Units (other than Sun Healthcare Group, Inc. and certain of its subsidiaries) have the right (subject to certain limitations) to exchange their FC-GEN Class A Units for shares of our Class A Common Stock or, at the option of Sun Healthcare Group, Inc. (of which we own 100% of the shares), cash. As a result of such exchanges, our indirect share of the tax basis in the assets owned by FC-GEN and certain of its subsidiaries may increase. Any such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax that we otherwise would be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increased tax basis is allocated to those capital assets. The Internal Revenue Service, however, may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

Under the TRA, the benefits we are deemed to realize as a result of the increase in tax basis attributable to the members of FC-GEN generally will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no such increase in tax basis.

Estimating the amount of payments that may be made under the TRA is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and deductions, as well as the amount and timing of any payments under the TRA, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A Common Stock at the time of an exchange, and the amount and timing of our income.

The TRA also provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, our obligations under the TRA would be based on certain assumptions. As a result of such assumptions, we could be required to make payments under the TRA that are greater or less than the specified percentage of the actual benefits we realize that are subject to the TRA. In addition, if we elect to terminate the TRA early, we would be required to make an early termination payment, which upfront payment may be made significantly in advance of the anticipated future tax benefits.

Payments under the TRA generally will be based on the tax reporting positions that we determine. Although we do not expect the Internal Revenue Service to challenge our tax reporting positions, we will not be reimbursed for any payments previously made under the TRA, but any overpayments will reduce future payments. As a result, in certain circumstances, payments could be made under the TRA in excess of the benefits that we actually realize in respect of the tax attributes subject to the TRA.

The full text of the TRA was filed as Exhibit 10.2 to our first Form 8-K filed on February 6, 2015. While our Audit Committee did not review or approve the TRA, our full board of directors unanimously reviewed and approved the form of TRA in conjunction with the approval of the Combination in August 2014 by our board of directors.

Voting Agreement

The holders of a majority of the voting power of the company’s common stock (the “Stockholders”) entered into a Second Amended and Restated Voting Agreement, dated July 29, 2016 (the “Voting Agreement”), pursuant to which they agreed that, with respect to all shares of Class A Common Stock and Class C Common Stock of which each Stockholder is the owner or otherwise holds the power to direct the vote at any particular future point in time (the “Shares”): (a) the Stockholders shall vote all of their Shares as determined by the Stockholders holding (i) with regard to the election of directors of the company, a majority of the Shares held by the Stockholders, and (ii) with regard to all other matters, at least seventy-five percent of the Shares held by the Stockholders; and (b) if, (i) with regard to any nominee for election as a director, Stockholders holding at least a majority of the Shares held by the Stockholders cannot agree, the Stockholders shall abstain or vote all of their Shares against such nominee, and (ii) with regard to all matters other than the election of directors, Stockholders holding at least seventy-five percent of the Shares held by the Stockholders cannot agree, the Stockholders shall abstain or vote all of their Shares against such matter. Accordingly, the Stockholders act as a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, in voting on all matters, including the election of directors.

The Shares and OP units beneficially owned by the parties to the Voting Agreement represent approximately 67.1% of the outstanding shares of our Class A Common Stock on a fully as-converted and as-exchanged basis, and approximately 57.4% of the voting power of the company.

The full text of the Voting Agreement was filed as Exhibit 1 to the Schedule 13D/A filed by the Stockholders on August 1, 2016. Because neither we nor any of our subsidiaries are parties to the Voting Agreement, our Audit Committee has neither reviewed nor approved the agreement.

Board Observer Rights Agreement

The company entered into a board observer rights agreement, dated February 2, 2015, with Isaac Neuberger, the managing member of stockholders that collectively hold approximately 10.8% of the voting securities of the company on a fully as-converted and as-exchanged basis as of April 10, 2017, pursuant to which Mr. Neuberger has been granted observer rights on the board of directors. The agreement provides that the company will invite Mr. Neuberger to attend, in a nonvoting observer capacity, meetings of the board of directors and Mr. Neuberger will have the right to be heard at any such meeting. The company may exclude Mr. Neuberger from access to materials or meetings under certain circumstances. The agreement provides that the company will reimburse Mr. Neuberger for reasonable and documented out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. The rights under the agreement will terminate if certain entities of which Mr. Neuberger is the managing member cease to beneficially own more than five (5) percent of our class A common stock. While our Audit Committee did not review or approve the board observer rights agreement, our full board of directors unanimously approved entering into the board observer arrangement in conjunction with the approval of the Combination in August 2014 by our board of directors.

Service Agreements with Subsidiaries of FC PAC Holdings, LLC

Some of the company’s healthcare centers have entered into agreements, in the ordinary course of business and on arms-length terms, with companies that are owned indirectly by FC PAC Holdings, LLC (“FC PAC”). Pursuant to those agreements, such companies provide hospice, mobile radiology and laboratory/diagnostic services to approximately 150, 425 and 180 of the company’s centers, respectively. Messrs. Fishman, Hartman, Neuberger, Reis and Whitman indirectly beneficially hold ownership interests in FC PAC totaling less than 10% in the aggregate. We are unable to estimate the approximate dollar amount of these transactions because, depending upon the circumstances of each transaction, payments may be made by the center to the provider, by the provider to the center or by a third party payor to the provider or the center. As of April 10, 2017, neither Genesis nor any of its subsidiaries directly or indirectly owns any ownership interest in FC PAC.

Therapy Agreements with Centers Operated by Consulate Healthcare

Genesis Rehabilitation Services (“GRS”), a subsidiary of the company, has entered into approximately 205 agreements, in the ordinary course of business and on arms-length terms, with healthcare centers operated by Consulate Health Care (“Consulate”) pursuant to which GRS provides therapy and respiratory services to such centers. Messrs. Fishman, Hartman, Neuberger, Reis and Whitman indirectly hold ownership interests in Lavie Care Centers, LLC, the parent company of Consulate. In the aggregate, Messrs. Fishman, Hartman, Neuberger, Reis and Whitman beneficially own a majority of the ownership interests of Consulate. While it is difficult to determine the approximate dollar amount of these transactions, we estimate that that the aggregate dollar amount of payments to GRS for these transactions during 2016 was approximately $155 million.

Ownership Interest in National Home Care Holdings, LLC

The company holds an approximate 6.8% ownership interest in National Home Care Holdings, LLC (doing business as Millennium Home Care, “NHCH”) and Messrs. Fishman, Whitman, Reis and Hartman hold, directly or indirectly, an ownership interest in NHCH totaling less than 10% in the aggregate. The company is a party to certain joint venture agreements with Messrs. Fishman, Whitman, Reis and Hartman regarding NHCH. GRS has entered into a therapy services agreement with NHCH in the ordinary course of business and on arms-length terms, pursuant to which GRS provided therapy services to NHCH in an approximate amount of $250,000 in 2016.

Facility Lease

A subsidiary of the company entered into a lease, in the ordinary course of business and on arms-length terms, pursuant to which it leases two centers in Alabama from Glenwood Realty. Messrs. Hartman, Fishman and Whitman directly or indirectly hold ownership interests in Glenwood Realty totaling approximately 39% in the aggregate. The annualized rent paid to the landlord is currently approximately $1.4 million.

ProStep Acquisition

On July 1, 2015, in the ordinary course of business and on arms-length terms, a subsidiary of the company acquired 21 out-patient therapy clinics from FC Domino Acquisition, LLC (“FC Domino”) in exchange for a $1.0 million promissory note, which note remains outstanding as of April 24, 2017.  Messrs. Fishman, Hartman, Neuberger, Reis and Whitman indirectly beneficially hold ownership interests in FC Domino totaling less than 10% in the aggregate.

Hospice and Home Health Sale

On May 1, 2016, in the ordinary course of business and on arms-length terms, the company sold the hospice and home health businesses that were operated by subsidiaries of the company to FC Compassus, LLC (“FC Compassus”) for a purchase price of $84.0 million.  The purchase price was paid $72.0 million in cash and $12.0 million by the delivery to the company of a promissory note.  Messrs. Fishman, Hartman, Neuberger, Reis and Whitman indirectly beneficially hold ownership interests in FC Compassus totaling less than 10% in the aggregate.

Indemnification Agreements

We have entered into indemnification agreements with our directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors.

We believe that all of these related party transactions were on terms at least as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties or, if the transactions were negotiated in connection with acquisitions, the overall terms of such acquisitions were as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card. The proxy holders will vote at their discretion on any procedural matters that may come before the meeting.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8.

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders if they satisfy certain requirements as specified in the rule. While our board of directors will consider stockholder proposals for inclusion in our proxy statement, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Rule 14a-8. Any stockholder desiring to present a proposal for inclusion in our proxy statement for the 2018 annual meeting of stockholders must deliver the proposal to the Corporate Secretary by December 29, 2017.

Stockholder Proposals

For business to be properly brought before an annual meeting by a stockholder, the stockholder must, in addition to any other applicable requirements, give timely notice thereof in proper written form to our Corporate Secretary pursuant to our bylaws. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or be mailed and received at our principal executive office not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of the preceding annual meeting, notice by the stockholder must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. If our 2018 annual meeting of stockholders is held within twenty-five (25) days before or after June 7, 2018, to be timely a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive office between February 7, 2018 and March 9, 2018.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must include all of the applicable information required to be in such notices under our bylaws. A stockholder providing notice of business proposed to be brought before an annual meeting must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to the company’s bylaws is true and correct as of the date of the annual meeting and such update and supplement must be delivered to or be mailed and received by the Corporate Secretary at the principal executive office of the company prior to the annual meeting.

Stockholder Nominations of Directors

Pursuant to our bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors of the company, except as may be otherwise provided in our certificate of incorporation with respect to the right of holders of preferred stock of the company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by any stockholder of the company (A) who is a stockholder of record on the date of the giving of the notice provided for in the bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or special meeting and (B) who complies with the notice procedures set forth in the bylaws.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or be mailed and received at our principal executive office in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual Meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first. If our 2018 annual meeting of stockholders is held within twenty-five (25) days before or after June 7, 2018, to be timely a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive office between February 7, 2018 and March 9, 2018.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must include all of the applicable information required to be in such notices under our bylaws. A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to our bylaws is true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and the update and supplement must be delivered to or be mailed and received by our Corporate Secretary at our principal executive office not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting.

No person will be eligible for election as a director of the company unless nominated in accordance with the procedures set forth in our bylaws. If the chairperson of the meeting determines that a nomination was not made in accordance with the procedures set forth in our bylaws, the chairman must declare to the meeting that the nomination was defective and the defective nomination must be disregarded.

General

You may write to our Corporate Secretary at our principal executive office, 101 East State Street, Kennett Square, Pennsylvania 19348, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our bylaws. Our bylaws are available, free of charge, on the corporate governance page in the investor relations section of our website at www.genesishcc.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements, annual reports and other proxy materials (including Internet Availability Notices) with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials this year. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your bank or broker, direct your written request to Genesis Healthcare, Inc., Attn: Investor Relations, 101 East State Street, Kennett Square, Pennsylvania 19348, or contact the Genesis Healthcare, Inc. Investor Relations department at investorrelations@genesishcc.com or (610) 925-2000. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, neither the Compensation Committee Report nor the Audit Committee Report included in this proxy statement will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such reports by reference therein. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

GENESIS HEALTHCARE, INC.

Michael S. Sherman
Senior Vice President, General Counsel,
Secretary and Assistant Treasurer

Exhibit A

AMENDED AND RESTATED

GENESIS HEALTHCARE, INC.
2015 OMNIBUS EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Amended and Restated Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan. The purposes of the Plan are to provide an additional incentive to selected employees, directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. In addition, FC-GEN and all of its affiliates shall be deemed an affiliate of the Company.

(c) “Amended Effective Date” has the meaning set forth in Section 19 hereof.

(d) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(e) “Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Stock Unit, Other Share-Based Award or Cash Award granted under the Plan.

(f) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(g) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(j) “Cash Award” means cash awarded under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(k) “Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause means (i) conviction of, or plea of guilty or nolo contendere to, by the Participant to any felony (whether or not involving the Company or any other member of the Company Group, as defined below) or any other crime involving moral turpitude which subjects, or if generally known, would subject any member of the Company Group to public ridicule or embarrassment, (ii) fraud or other willful misconduct in respect of Participant’s duties of the office held by Participant, or (iii) Participant’s continued willful and intentional failure to substantially comply with the reasonable mandates of the Company commensurate with his/her position after a written demand for substantial compliance is delivered to him/her by the Company, which demand specifically identifies the mandate(s) with which the Company believes he/she has not substantially complied, and which failure is not substantially corrected by him/her within 10 days after receipt of such demand. Any voluntary termination of Employment by the Participant in anticipation of an involuntary termination of the Participant’s employment for Cause shall be deemed to be a termination for Cause.

(l) “Change in Capitalization” means any (i) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(m) “Change in Control” means Change in Control of the Company or Change in Control of FC-GEN. Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or FC-GEN, as applicable, or a change in ownership of a substantial portion of the assets of the Company or FC-GEN, as applicable, shall also be deemed to have occurred under Section 409A of the Code.

(n) “Change in Control of the Company” means an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”) continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(o) “Change in Control of FC-GEN” means an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person (other than the Company or its Affiliate) is or becomes the Beneficial Owner, directly or indirectly, of securities of FC-GEN (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of FC-GEN’s, as applicable, then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) there is consummated a merger or consolidation of FC-GEN with any other corporation or other entity (other than the Company or any of its Affiliates), other than (i) a merger or consolidation which results in (A) the voting securities of FC-GEN, as applicable, outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, FC-GEN or any Subsidiary thereof, more than 50% of the combined voting power of the securities of FC-GEN, as applicable, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if FC-GEN or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of FC-GEN (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of FC-GEN (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s or FC-GEN’s then outstanding securities; or

(3) the equity holders of FC-GEN approve a plan of complete liquidation or dissolution of FC-GEN or there is consummated an agreement for the sale or disposition by FC-GEN of all or substantially all of FC-GEN’s assets, other than (i) a sale or disposition of all or substantially all of FC-GEN’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by direct or indirect equityholders of the Company and FC-GEN following the completion of such transaction in substantially the same proportions as their ownership of the Company and FC-GEN immediately prior to such sale or (ii) a sale or disposition of all or substantially all of FC-GEN’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control of FC-GEN shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock and equity securities of FC-GEN (other than the Company) immediately prior to such transaction or series of transactions continue to have substantially the same direct or indirect proportionate ownership in an entity which, directly or indirectly, owns all or substantially all of the assets of FC-GEN immediately following such transaction or series of transactions and (ii) direct or indirect acquisition of additional equity interest in FC-Gen by the Company shall not result in a Change in Control.

(p) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(q) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an “outside director” within the meaning of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code), a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(r) “Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.

(s) “Company” means Genesis Healthcare, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(t) “Covered Employee” has the meaning ascribed to the term “covered employee” set forth in Section 162(m) of the Code.

(u) “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(v) “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(x) “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and, with respect to a Share Appreciation Right, the base price per share of such Share Appreciation Right, which, with respect to Options and Share Appreciation Rights, in any event will not be less than one hundred percent (100%) of the Fair Market Value of a related share of Common Stock on the date of grant.

(y) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(z) “FC-GEN” means FC-GEN Operations Investment LLC, a Delaware Limited Liability Company.

(aa) “Initial Effective Date” has the meaning set forth in Section 19 hereof.

(bb)  “ISO” means an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(cc) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(dd) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.  The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(ee) “Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock, including, but not limited to, unrestricted Shares, restricted stock units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(ff) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(gg) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items), (ii) pre-tax income or after-tax income, (iii) earnings per share (basic or diluted), (iv) operating profit, (v) revenue, revenue growth or rate of revenue growth, (vi) return on assets (gross or net), return on investment, return on capital, or return on equity, (vii) returns on sales or revenues, (viii) operating expenses, (ix) share price appreciation, (x) cash flow, cash flow per share, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (xi) implementation or completion of critical projects or processes, (xii) cumulative earnings per share growth, (xiii) operating margin or profit margin, (xiv) cost targets, reductions and savings, productivity and efficiencies, (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, quality of patient care, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons, (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, (xvii) any combination of, or a specified increase in, any of the foregoing, (xviii) economic value created, and (xix) share price or total shareholder return.  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles (to the extent applicable) and shall be subject to certification by the Committee; provided, that, to the extent permitted by Section 162(m) of the Code to the extent applicable, the Committee shall make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in Applicable Laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.  Notwithstanding the foregoing, the Committee shall take any actions pursuant to this paragraph to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code.

(hh) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the

Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(ii) “Plan” means this Amended and Restated 2015 Omnibus Equity Incentive Plan.

(jj) “Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) and/or upon attainment of specified performance objectives.

(kk) “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(ll) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

(mm) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Exercise Price, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(nn) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Cash Awards, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the number of Shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of (i) 22,200,000 Shares, (ii) the number of shares of Common Stock reserved for issuance, but with respect to which awards had not been made as of the Initial Effective Date under the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Prior Plan”), and (iii) the number of shares of Common Stock subject to awards outstanding on the Initial Effective Date under the Prior Plan, which, in each case, are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant.  Notwithstanding the foregoing, shares of Common Stock surrendered or withheld under the Prior Plan as payment of either the exercise price of an award (including shares of Common Stock otherwise underlying an award of a share appreciation right that are retained by the Company to account for the exercise price of such share appreciation right) and/or withholding taxes in respect of an award shall not be reserved for issuance under the Plan. As of the Initial Effective Date, no further awards shall be made under the Prior Plan.

(b) Notwithstanding anything in this Plan to the contrary, and subject to the adjustment as provided by Section 5, from and after such time as the Plan is subject to 162(m) of the Code:

(1) No individual (including an individual who is likely to be a Covered Employee) will be granted Options or Share Appreciation rights in in excess of 2,000,000 Shares during any single fiscal year.

(2) No individual (including an individual who is likely to be a Covered employee) will be granted Restricted Shares, Restricted Stock Units or Other Share-Based Awards in excess of 1,000,000 Shares during any single fiscal year.

(3) The maximum Cash Award that any Covered Employee may receive with respect to a Cash Award in respect of any annual performance period is $2,500,000 and for any other performance period, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

(4) The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee director, when aggregated with such non-employee director’s cash fees with respect to the fiscal year, shall not exceed $860,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).  The foregoing limit shall be increased to $1,220,000 for any non-employee director who serves as Chairman of the Board.

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying an Award of a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan.  In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

(d) No more than 8,500,000 Shares shall be issued pursuant to the exercise of ISOs.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 4 and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number of securities subject to, and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Stock Units or Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.  Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements.  Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.  The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

Subject to Section 4, the Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General.  Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs.  Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option).  The provisions of each Option need not be the same with respect to each Participant.  More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan.  At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

(1) ISO Grants to 10% Stockholders.  Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2) $100,000 Per Year Limitation For ISOs.  To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3) Disqualifying Dispositions.  Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO.  A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO.  The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares.

(g) Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 16 hereof.

(h) Termination of Employment or Service.  Unless otherwise provided by the Committee or in the applicable Award Agreement:

(1) In the event that the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) In the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is six (6) months after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(i) Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant, in the discretion of the Administrator.

Section 8. Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made.  Each Participant who is granted a Share Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 16 hereof.

(c) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(e) Termination of Employment or Service.  Unless otherwise provided by the Committee or in the applicable Award Agreement:

(1) In the event that the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Disability, or death, (A) Share Appreciation Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Share Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  Notwithstanding the foregoing, no Share Appreciation Right shall be exercisable after the expiration of its term.

(2) In the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability, or death of the Participant, (A) Share Appreciation Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is six (6) months after such termination, on which date they shall expire and (B) Share Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Share Appreciation Right shall be exercisable after the expiration of its term.

(3) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Share Appreciation Rights granted to such Participant shall expire at the commencement of business on the date of such termination.

(f) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(g) Other Change in Employment Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Shares and Restricted Stock Units.

(a) General. Restricted Shares or Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Stock Units shall be made.  Each Participant who is granted Restricted Shares or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the period of time restrictions, Performance Goals or other conditions that apply to delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Shares and Restricted Stock Units. If the restrictions, Performance Goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates.  Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares, and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award.

The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award.  Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award.

With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common stock underlying the Restricted Stock Units Award.

Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form.

Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Shares or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability, subject to any requirements of Section 162(m) of the Code in the case of any Award which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award that vests or becomes payable based upon the achievement of Performance Goals, shall only become payable if (and to the extent) the performance goals of the underlying Award are achieved. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units or Restricted Shares that vest upon the achievement of Performance Goals shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant or the Restricted Period with respect to the Restricted Shares that vest upon the achievement of Performance Goals expires, provided that the Participant is then providing services to the Company. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3) The rights of Participants granted Restricted Shares or Restricted Stock Units upon termination of employment or service as a director, independent contractor or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Form of Settlement.  The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represent the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Share-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted.  Each Participant who is granted an Other Share-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of shares of Common Stock to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards.

Section 11. Cash Awards.

The Administrator may grant Awards that are denominated in, or payable to Participants solely in, cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and, such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time.  Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of Performance Goals.

Section 12. Special Provisions Regarding Certain Awards.

The Administrator may make Awards hereunder to Covered Employees (or to individuals whom the Administrator believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Awards that would otherwise become exercisable and/or payable upon achievement of such Performance Goals and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything set forth in the Plan to contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.

Section 13. Change in Control.

In the event that a Change in Control occurs, then:

(a) the restrictions (including exercise restrictions), deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested;

(b) notwithstanding the foregoing, (i) any Award subject to performance conditions which are tied to a price of a share of Common Stock will only vest to the extent performance conditions are met as of the date of the Change in Control as if the date of the Change in Control was the last date of the performance period, and (ii) any Award subject to performance conditions which are not determined by reference to the price of a share of Common Stock will only vest to the extent performance conditions are on track to be met based on the performance through the date of the Change in Control, as determined in the sole discretion of the Administrator.

The Administrator shall have discretion to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 14. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Code, any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 15. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction(s) with respect to the Award.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.  Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto.  Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations.  Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award.  The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

Section 17. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 18. Continued Employment.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19. Effective Date.

The Plan was initially adopted by the Board on March 24, 2015 and became effective on June 3, 2015 (the “Initial Effective Date”), the date that the Company’s stockholders approved the Plan.  The Board adopted the amended and restated Plan on March 8, 2017 (the “Amended Effective Date”) and this amendment and restatement of the Plan will become effective upon (and subject to) approval by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders.

Section 20. Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 21. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Amended Effective Date, but Awards theretofore granted may extend beyond that date.

Section 22. Securities Matters and Regulations.

(a)           Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)           Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)           In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company and its Affiliates for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code.  The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A. For purposes of a deferral of compensation under the Plan, in applying Treasury Regulation §1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of section 414(c) of the Code, the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

Section 24. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 25. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 26. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 27. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 28. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 29. Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 30. Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. GENESIS HEALTHCARE, INC. 101 E. STATE STREET KENNETT SQUARE, PA 19348 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 James H. Bloem 02 John F. DePodesta 03 Terry Allison Rappuhn The Board of Directors recommends you vote FOR proposals 2, 4 and 5, and for "1 Year" for Proposal 3. 2. To approve, on an advisory basis, the compensation of our named executive officers. For 0 2 years 0 Against 0 3 years 0 Abstain 0 Abstain 0 For 0 Against 0 Abstain 0 4. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. 1 year 0 0 0 0 3. To approve, on an advisory basis, the 5. To approve the Amended and Restated Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan. frequency of future advisory votes on the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000336601_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K Wrap is/ are available at www.proxyvote.com GENESIS HEALTHCARE, INC. Annual Meeting of Shareholders June 7, 2017 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Thomas DiVittorio and Michael S. Sherman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Genesis Healthcare, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, local time on June 7, 2017, at 101 E. State Street, Kennett Square, PA, 19348, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000336601_2 R1.0.1.15